As filed with the U.S. Securities and Exchange Commission on August 14, 2017

Registration No. 333-217242

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1221	13-4004153
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

701 Market Street

St. Louis, Missouri 63101-1826

(314) 342-3400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

A. Verona Dorch, Esq.

Executive Vice President, Chief Legal Officer, Government Affairs and Corporate Secretary

Peabody Energy Corporation

701 Market Street

St. Louis, Missouri 63101-1826

(314) 342-3400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edward B. Winslow, Esq.

Bradley C. Brasser, Esq.

Jones Day

77 West Wacker

Chicago, Illinois 60601-1692

(312) 782-3939

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this Registration Statement.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-217242) (the “Registration Statement”) of Peabody Energy Corporation (the “Company”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on July 14, 2017, is being filed pursuant to the requirements of Rule 430A promulgated under the Securities Act of 1933. The prospectus included in the Registration Statement permits the resale of the securities registered thereunder (“Registered Securities”) by the selling stockholders referenced therein. This Post-Effective Amendment No. 1 is intended to establish an effective date for the Registration Statement that would allow such selling stockholders to make such offers and sales under, and within the time period permitted by, Rule 430A under the Securities Act of 1933. In connection with any offers or sales under Rule 430A, the Company will file the applicable prospectus supplements pursuant to Rule 424(b) under the Securities Act of 1933.

The prospectus included in this Post-Effective Amendment No. 1 is identical to the prospectus included in the Registration Statement at its time of effectiveness, except that (a) stock trading information has been updated to a recent date and (b) additional filings made by the Company with the SEC since the effective date of the Registration Statement pursuant to its obligations under the Securities Exchange Act of 1934 have been incorporated by reference. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement and pre-effective amendments thereto.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. Neither we nor the selling stockholders are using this prospectus to offer to sell these securities or to solicit offers to buy these securities in any jurisdiction where the offer or sale of the securities is not permitted.

Subject to Completion, Dated August 14, 2017

PEABODY ENERGY CORPORATION

18,401,275 Shares of Series A Convertible Preferred Stock

58,199,110 Shares of Common Stock

36,118,277 Shares of Common Stock initially issuable upon the conversion of Series A Convertible Preferred Stock

This prospectus relates to up to 18,401,275 shares of our Series A Convertible Preferred Stock (“Preferred Stock”), 58,199,110 shares of our common stock currently outstanding and 36,118,277 shares of our common stock initially issuable upon conversion of the Preferred Stock (the foregoing shares of common stock, the “Common Stock” and, together with the Preferred Stock, the “Securities”), which may be offered for sale by the selling stockholders named in this prospectus or in a supplement hereto.

We are registering the offer and sale of the Securities to satisfy registration rights we have granted pursuant to a registration rights agreement dated as of April 3, 2017 (the “Registration Rights Agreement”). We have agreed to bear all of the expenses incurred in connection with the registration of the Securities. The selling stockholders will pay or assume brokerage commission and similar charges, if any, incurred in the sale of the Securities.

We are not selling any Securities under this prospectus and will not receive any proceeds from the sale of Securities by the selling stockholders. The Securities to which this prospectus relates may be offered and sold from time to time directly by the selling stockholders or alternatively through underwriters, broker dealers or agents. The selling stockholders will determine at what price they may sell the Securities offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution.” For a list of the selling stockholders, see the section entitled “Principal and Selling Stockholders.”

Our Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “BTU.” On August 11, 2017, the last reported sale price of our Common Stock on the NYSE was $28.25. Prior to this offering, there has been no public market for our Preferred Stock. Our Preferred Stock is listed on the NYSE MKT LLC (“NYSE MKT”) under the symbol “BTUPR.” On August 11, 2017, the last reported sale price of our Preferred Stock on the NYSE MKT was $58.00.

Investing in the Securities involves risks. See “Risk Factors” on Page 3 of this prospectus for a discussion of the risks regarding an investment in the Securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2017.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where such an offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference in this prospectus is correct as of any time after its date. Information contained on our website, or any other website operated by us, is not part of this prospectus.

For investors outside the United States: we have not, and the selling stockholders have not, taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offer and sale of the Securities and the distribution of this prospectus outside the United States.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements.”

EXPLANATORY NOTE

On April 13, 2016, Peabody Energy Corporation, a Delaware corporation (the “Company”), and a majority of the Company’s wholly owned domestic subsidiaries, as well as one international subsidiary in Gibraltar (collectively with the Company, the “Debtors”), filed voluntary petitions under Chapter 11 of Title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Missouri (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases (collectively, the “Chapter 11 Cases”) were jointly administered under the caption In re Peabody Energy Corporation, et al., Case No. 16-42529.

On December 22, 2016, the Debtors filed with the Bankruptcy Court a Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code and a related Disclosure Statement, and, on January 25, 2017, the Debtors filed with the Bankruptcy Court the First Amended Joint Plan of Reorganization and the First Amended Disclosure Statement. On January 27, 2017, the Debtors filed with the Bankruptcy Court the Second Amended Joint Plan of Reorganization (as amended, the “Plan”) and the Second Amended Disclosure Statement (as amended and hereafter, the “Disclosure Statement”) to address certain modifications after a hearing before the Bankruptcy Court on January 26, 2017. On January 27, 2017, the Bankruptcy Court entered the Order: (i) Approving Second Amended Disclosure Statement, (ii) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject Second Amended Joint Plan of Reorganization, (iii) Scheduling Hearing on Confirmation of Second Amended Joint Plan of Reorganization and (iv) Approving Related Notice Procedures, which authorized the Debtors to solicit creditors’ votes on the Plan. On March 6, 2017 and March 15, 2017, the Debtors filed supplements to the Plan with the Bankruptcy Court.

On March 17, 2017, the Bankruptcy Court entered the Order Confirming Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession as Revised on March 15, 2017 (the “Confirmation Order”), which approved and confirmed the Plan. Copies of the Confirmation Order and the Plan were included as exhibits to the Current Report on Form 8-K filed by the Company with the SEC on March 20, 2017.

On April 3, 2017 (the “Effective Date”), the Debtors satisfied the conditions to effectiveness set forth in the Plan. As a result, the Plan became effective in accordance with its terms, and the Debtors emerged from the Chapter 11 Cases.

For more information on the events that occurred and the Securities issued in connection with our emergence from the Chapter 11 Cases, see our Current Report on Form 8-K that was filed with the SEC on April 3, 2017.

Unless otherwise noted or suggested by context, all financial information and data, and accompanying financial statements and corresponding notes, as of and prior to the Effective Date, as contained in this prospectus or incorporated by reference, reflect the actual historical consolidated results of operations and financial condition of the Company for the periods presented and do not give effect to the Plan or any of the transactions contemplated thereby, or to the adoption of “fresh start” reporting rules. Accordingly, such financial information may not be representative of our performance or financial condition after the Effective Date. Except with respect to such historical financial information and data, and accompanying financial statements and corresponding notes, or as otherwise noted or suggested by the context, all other information contained in this prospectus relates to the Company following the Effective Date.

i

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to come within the safe harbor protection provided by those sections. These statements relate to future events or our future financial performance, including, without limitation, in “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Outlook” contained in our Annual Report on Form 10-K for the year ended December 31, 2016, as amended on July 10, 2017 and August 14, 2017, and incorporated by reference herein. We use words such as “anticipate,” “believe,” “expect,” “may,” “forecast,” “project,” “should,” “estimate,” “plan,” “outlook,” “target,” “likely,” “will,” “to be” or other similar words to identify forward-looking statements.

Without limiting the foregoing, all statements relating to our future operating results, anticipated capital expenditures, future cash flows and borrowings, and sources of funding are forward-looking statements and speak only as of the date of this prospectus. These forward-looking statements are based on numerous assumptions that we believe are reasonable, but that are subject to a wide range of uncertainties and business risks, and actual results may differ materially from those discussed in these statements. These factors are difficult to accurately predict and may be beyond our control. Factors that could affect our results or an investment in our Securities include, but are not limited to:

•	competition in the energy market and supply and demand for our products, including the impact of alternative energy sources, such as natural gas and renewables;

•	global steel demand and the downstream impact on metallurgical coal prices, and lower demand for our products by electric power generators;

•	customer procurement practices and contract duration;

•	the impact of weather and natural disasters on demand, production and transportation;

•	reductions and/or deferrals of purchases by major customers and our ability to renew sales contracts;

•	credit and performance risks associated with customers, suppliers, contract miners, co-shippers, and trading, bank and other financial counterparties;

•	geologic, equipment, permitting, site access, operational risks and new technologies related to mining;

•	transportation availability, performance and costs;

•	availability, timing of delivery and costs of key supplies, capital equipment or commodities, such as diesel fuel, steel, explosives and tires;

•	impact of take-or-pay arrangements for rail and port commitments for the delivery of coal;

•	successful implementation of business strategies, including, without limitation, the actions we are implementing to improve our organization and respond to current conditions;

•	negotiation of labor contracts, employee relations and workforce availability, including, without limitation, attracting and retaining key personnel;

•	changes in post-retirement benefit and pension obligations and their related funding requirements;

•	replacement and development of coal reserves;

•	effects of changes in interest rates and currency exchange rates (primarily the Australian dollar);

•	uncertainties in estimating our coal reserves;

•	our ability to successfully consummate acquisitions or divestitures, and the resulting effects thereof;

•	economic strength and political stability of countries in which we have operations or serve customers;

•	legislation, regulations and court decisions or other government actions, including, but not limited to, new environmental and mine safety requirements, changes in income tax regulations, sales-related royalties, or other regulatory taxes and changes in derivative laws and regulations;

•	our ability to obtain and renew permits necessary for our operations;

•	our ability to appropriately secure our requirements for reclamation, federal and state workers’ compensation, federal coal leases and other obligations related to our operations, including our ability to utilize self-bonding and/or successfully access the commercial surety bond market;

•	litigation or other dispute resolution, including, but not limited to, claims not yet asserted;

•	terrorist attacks or security threats, including, but not limited to, cybersecurity breaches;

•	impacts of pandemic illnesses;

•	any lack of an established market for certain of our securities, including our Preferred Stock, and potential dilution of our Common Stock;

•	price volatility in our Securities;

•	short-sales in our Common Stock;

•	any conflicts of interest between our significant shareholders and other holders of our capital stock;

•	our ability to generate sufficient cash to service all of our indebtedness;

•	our debt instruments and capital structure placing certain limits on our ability to pay dividends and repurchase Common Stock; and

•	our ability to comply with financial and other restrictive covenants in various agreements, including our debt instruments.

For more information on other factors that could affect us, please see the risk factors described in Exhibit 99.2 to our Current Report on Form 8-K filed on April 11, 2017 and “Item 1A – Risk Factors” and “Item 3 – Legal Proceedings” contained in our Annual Report on Form 10-K for the year ended December 31, 2016, as amended on July 10, 2017 and August 14, 2017.

When considering these forward-looking statements, you should keep in mind the cautionary statements in this document and in our other SEC filings. These forward-looking statements speak only as of the date on which such statements were made, and we undertake no obligation to update these statements, except as required by the federal securities laws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act to register with the SEC the Securities being offered in this prospectus. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed with it. For further information about us and the Securities, reference is made to the Registration Statement and the exhibits and schedules filed with it. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. We file annual, quarterly and current reports, proxy and registration statements and other information with the SEC. You may read and copy any reports, statements or other information that we file, including the Registration Statement, of which this prospectus forms a part, and the exhibits and schedules filed with it, without charge at the Public Reference Room maintained by the SEC, located at 100 F Street NE, Washington D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from the SEC upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room, including information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference into this prospectus the documents listed below (other than portions of those documents that have been “furnished” pursuant to Item 2.02 or Item 7.01 in any Current Report on Form 8-K or other information deemed to have been “furnished” rather than filed in accordance with the SEC’s rules):

•	Annual Report on Form 10-K for the year ended December 31, 2016, as filed on March 22, 2017 (as amended by Amendment No. 1 filed on July 10, 2017 and Amendment No. 2 filed on August 14, 2017);

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, as filed on May 11, 2017 (as amended by Amendment No. 1 filed on August 14, 2017) and June 30, 2017, as filed on August 14, 2017; and

•	Current Reports on Form 8-K filed with the SEC on January 12, 2017, January 25, 2017 (Item 5.02 only), January 27, 2017 (Item 1.01 only), February 2, 2017 (Item 8.01 only), February 9, 2017, February 15, 2017, February 22, 2017, March 17, 2017 (Items 1.01 and 5.02 only), March 20, 2017 (Item 1.03 only), April 3, 2017 (Items 1.01, 1.02, 3.02, 3.03, 5.02 and 5.03 only), April 11, 2017 (as amended by Amendment No. 1, filed on May 26, 2017, and by Amendment No. 2, filed on June 20, 2017), April 17, 2017 and April 21, 2017 (Item 1.02 only).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Our filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and exhibits incorporated in and amendments to those reports, are available free of charge on our website (www.peabodyenergy.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings (including exhibits incorporated therein by reference) at no cost by writing or telephoning us at the following address or telephone number:

Attention: Investor Relations

Peabody Energy Corporation

701 Market Street, Suite 700

St. Louis, Missouri 63101-1826

(314) 342-3400

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It does not contain all the information that may be important to you in making an investment decision. You should read this entire prospectus carefully, including the Explanatory Note and documents incorporated by reference which are described under “Incorporation by Reference of Certain Documents” and “Where You Can Find Additional Information.” You should also carefully consider, among other things, the matters discussed in the section titled “Risk Factors,” the risk factors described in Exhibit 99.2 to our Current Report on Form 8-K filed on April 11, 2017 and the risk factors described in “Item 1A – Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2016, as amended on July 10, 2017 and August 14, 2017. In this prospectus, unless the context requires otherwise, hereafter references to the “Company,” “we,” “our” or “us” refer to Peabody Energy Corporation and its consolidated subsidiaries, including for the period prior to our emergence from the Chapter 11 Cases. In addition, when used in this prospectus, the term “ton” refers to short or net tons, equal to 2,000 pounds (907.18 kilograms), while “tonne” refers to metric tons, equal to 2,204.62 pounds (1,000 kilograms).

Except as otherwise indicated, all amounts are expressed in United States, or U.S., dollars and references to “dollars” and “$” are to U.S. dollars. All historical financial statements contained in this report are prepared in accordance with accounting principles generally accepted in the U.S.

Our Business

We are the world’s largest private sector coal company. As of December 31, 2016, we owned interests in 23 coal mining operations located in the United States (the “U.S.”) and Australia. We have a majority interest in 22 of those mining operations and a 50% equity interest in Middlemount Coal Pty. Ltd., which owns the Middlemount Mine in Queensland, Australia. In addition to our mining operations, we market and broker coal from other coal producers, both as principal and agent, and trade coal and freight-related contracts through trading and business offices in Australia, China, Germany, the United Kingdom and the U.S. (listed alphabetically).

In 2016, we produced and sold 175.6 million and 186.8 million tons of coal, respectively, from continuing operations. During that period, 76% of our total sales (by volume) were to U.S. electricity generators, 21% were to customers outside the U.S. and 3% were to the U.S. industrial sector, with approximately 86% of our worldwide sales (by volume) delivered under long-term contracts.

We conduct business through six operating segments: Australian Metallurgical Mining, Australian Thermal Mining, Midwestern U.S. Mining, Powder River Basin Mining, Western U.S. Mining and Trading and Brokerage.

In 2016, we achieved a global safety incidence rate of 1.22 incidents per 200,000 hours worked, marking a new company record, and a 35% improvement in our global safety performance over the past five years. We were also recognized by the U.S. National Mining Association as the first in the industry to achieve independent certification under the CORESafety® system.

We emerged from our Chapter 11 Cases on April 3, 2017.

Our Corporate Information

Our principal executive offices are located at 701 Market Street, St. Louis, Missouri 63101-1826, and our telephone number is (314) 342-3400. Our Common Stock is listed on the NYSE under the symbol “BTU.” Our Preferred Stock is listed on the NYSE MKT under the symbol “BTUPR.” Our Internet website address is www.peabodyenergy.com. Information on our website is not a part of, or incorporated by reference in, this prospectus.

The Offering

Issuer	Peabody Energy Corporation

Common Stock to be offered by the selling stockholders	58,199,110 shares of Common Stock and 36,118,277 shares of Common Stock initially issuable upon conversion of the Preferred Stock(1)

Common Stock to be outstanding immediately after this offering (assuming conversion of all Preferred Stock)	136,337,978 shares of Common Stock(2)

Preferred Stock to be offered by the selling stockholders	18,401,275 shares of Preferred Stock(1)

Preferred Stock to be outstanding immediately after this offering	18,401,275 shares of Preferred Stock

Use of proceeds	We will not receive any proceeds from the sale of the Securities by the selling stockholders.

Risk factors	Investing in the Securities involves substantial risk. For a discussion of risks relating to us, our business and an investment in our Securities, see the section titled “Risk Factors” on Page 3 of this prospectus, the risk factors described in Exhibit 99.2 to our Current Report on Form 8-K filed on April 11, 2017 and the risk factors described in “Item 1A – Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2016, as amended on July 10, 2017 and August 14, 2017, and all other information set forth in this prospectus before investing in our Securities.

Listing	Our Common Stock is traded on the NYSE under the symbol “BTU.” Our Preferred Stock is listed on the NYSE MKT under the symbol “BTUPR.”

(1)	Securities registered pursuant to the Registration Statement of which this prospectus is a part are not required to be sold, and such registration does not necessarily indicate that the stockholder intends to sell such Securities.
(2)	Does not include (a) 857,719 shares of Common Stock issued into a reserve for future distribution to specified claimholders pursuant to the Plan and (b) certain equity awards granted under the 2017 Incentive Plan (as defined herein).

RISK FACTORS

You should consider carefully all of the information set forth in this prospectus and the documents incorporated by reference herein, unless expressly provided otherwise, and, in particular, the risk factors described in Exhibit 99.2 to our Current Report on Form 8-K filed on April 11, 2017 and the risk factors described in “Item 1A – Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2016, as amended on July 10, 2017 and August 14, 2017. The risks described in any document incorporated by reference are not the only ones we face, but are considered to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If that occurs, the prices of our Securities could decline materially and you could lose all or part of your investment. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

We are filing the Registration Statement of which this prospectus forms a part to permit holders of the Securities described in the section entitled “Principal and Selling Stockholders” to resell such Securities. We will not receive any proceeds from the sale of our Securities by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The selling stockholders will determine at what price they may sell the Securities offered by this prospectus, and such sales may be made at fixed prices, prevailing market prices at the time of the sale, varying prices determined at the time of sale, or negotiated prices.

MARKET FOR THE SECURITIES

Our Common Stock is listed on the NYSE under the symbol “BTU” and has been trading since April 4, 2017. No established public trading market existed for our Common Stock prior to April 4, 2017. The closing price of our Common Stock on the NYSE on August 11, 2017 was $28.25. As of June 30, 2017, we had 58,199,110 shares of our Common Stock outstanding. As of June 30, 2017, we had 230 record holders of our Common Stock.

Prior to this offering, there has been no public market for our Preferred Stock. Our Preferred Stock is listed on the NYSE MKT under the symbol “BTUPR.” The closing price of our Preferred Stock on the NYSE MKT on August 11, 2017 was $58.00. As of June 30, 2017, we had 18,401,275 shares of our Preferred Stock outstanding. As of June 30, 2017, we had 179 record holders of our Preferred Stock.

Pursuant to this Registration Statement of which this prospectus forms a part, 18,401,275 shares of Preferred Stock, 58,199,110 shares of Common Stock, and 36,118,277 shares of Common Stock initially issuable upon conversion of the Preferred Stock will be registered under the Securities Act for sale by the selling stockholders.

DIVIDEND POLICY

It is uncertain whether or when we will pay cash dividends or other distributions with respect to our Common Stock. Our senior secured term loan facility and the indenture governing our outstanding notes limit our ability to pay cash dividends and repurchase shares. In addition, restrictive covenants in certain other debt instruments to which we are, or may be, a party, may limit our ability to pay dividends or our ability to receive dividends from our operating companies, either of which may negatively impact the trading price of the Securities.

MANAGEMENT

Board of Directors

Our board of directors (the “Board”) consists of nine directors. Each of the directors of the Board was appointed in connection with the Plan and determined to be qualified to serve on the Board. The independent directors of the Company were selected as follows: (a) the Debtors designated one independent director; (b) Contrarian Capital Management, L.L.C. (“Contrarian”), PointState Capital Management, LP (“PointState”), Panning Capital Management, LP (“Panning”), as creditors, together designated one independent director; (c) Elliott Management Corp. (“Elliott”) selected one independent director; and (d) a selection committee comprising the chief executive officer of the Company, a representative of Elliott and one nominee acting on behalf of Contrarian, PointState, and Panning, acting as a selection committee, agreed on the retention of a search firm to identify and recommend the remaining five independent directors, which were then selected by such selection committee. The term for all of the directors expires at the annual meeting of stockholders to be held in 2018. All directors will be elected annually, commencing at the annual meeting of stockholders to be held in 2018.

The following table sets forth the name, age as of June 30, 2017, and position of each current director.

Name	Age	Position Held	Has Served as Such Since
Glenn L. Kellow	50	President, Chief Executive Officer and Director	2015
Nicholas J. Chirekos	59	Director	2017
Stephen E. Gorman	62	Director	2017
Joe W. Laymon	64	Director	2017
Teresa S. Madden	61	Director	2017
Robert A. Malone	65	Chairman	2009
Kenneth W. Moore	48	Director	2017
Michael W. Sutherlin	70	Director	2014
Shaun A. Usmar	47	Director	2017

Glenn L. Kellow, 50, was named Peabody President and Chief Operating Officer in August 2013, President, Chief Executive Officer-elect and a director in January 2015, and President and Chief Executive Officer in May 2015. Mr. Kellow has extensive experience in the global resource industry, where he has served in multiple executive, operational and financial roles in coal and other commodities in the United States, Australia and South America. From 1985 to 2013, Mr. Kellow served in a number of roles with BHP Billiton Ltd., the world’s largest mining company, including senior appointments as President, Aluminum and Nickel (2012-2013), President, Stainless Steel Materials (2010-2012), President and Chief Operating Officer, New Mexico Coal (2007-2010), and Chief Financial Officer, Base Metals (2003-2007). He is a director and executive committee member of the World Coal Association, the U.S. National Mining Association, and the International Energy Agency Coal Industry Advisory Board. Mr. Kellow is a graduate of the Advanced Management Program at the University of Pennsylvania’s Wharton School of Business and holds a Master of Business Administration and a Bachelor Degree in Commerce from the University of Newcastle. He holds an Honorary Doctor of Science from the South Dakota School of Mines and Technology.

Nicholas J. Chirekos, 59, served in various financial advisory roles at J.P. Morgan Securities Inc. from 1987 until his retirement in 2016. He was most recently the Managing Director, North America Head of Mining from 2002 to 2016. Prior to that, he served as the Global Head of Mining and Metals. In 2005, Mr. Chirekos served on the Board of Directors of The Mineral Information Institute. He earned a Bachelor of Science from the University of Denver and a Master of Business Administration from New York University.

Stephen E. Gorman, 62, has served as the President and Chief Executive Officer of Borden Dairy Company since 2014. Prior to joining Borden Dairy Company, he was with Delta Air Lines, Inc. from 2007 to 2014, where he was the Chief Operating Officer. From 2003 to 2007 Mr. Gorman served as the President and Chief Executive Officer of Greyhound Lines, Inc. Mr. Gorman was also the Executive Vice President, Operations Support and President, North America for Krispy Kreme Doughnuts, Inc. from 2001 to 2003. Other directorships include ArcBest Corporation, Grupo Aeroméxico, S. A. B. de C. V. and Bradley University. He earned a Bachelor of Science from Eureka College and a Master of Business Administration from Bradley University.

Joe W. Laymon, 64, has been the Vice President, Human Resources and Corporate Services for Chevron Corporation since 2008. Prior to joining Chevron Corporation, Mr. Laymon worked at Ford Motor Company from 2000 to 2008, where he was the Vice President, Human Resources and later the Group Vice President, Corporate Human Resources and Labor Affairs. He also served as the Vice President, Human Resources, U.S. and Canada Region for Eastman Kodak Company from 1996 to 2000. Other directorships include Clark Atlanta University, BoardRoomIQ.com and United Way of the Bay Area. Mr. Laymon earned a Bachelor of Science from Jackson State University and a Master of Arts in Economics from the University of Wisconsin.

Teresa S. Madden, 61, retired from Xcel Energy, Inc. (“Xcel”) in May 2016, where she was employed from 2003 and served most recently as Executive Vice President and Chief Financial Officer from 2011 to 2016. Prior to joining Xcel, she was the Controller at Rogue Wave Software, Inc. From 1979 to 2000, she was the Controller and Manager at Xcel. She also served as an Executive in Residence at the University of Colorado’s Global Energy Management Program during the 2016-2017 school year. Other directorships include the Public Education & Business Coalition. She earned a Bachelor of Science from Colorado State University and a Master of Business Administration from Regis University.

Robert A. Malone, 65, joined the Board in 2009 and currently serves as its non-executive Chairman. He was elected Executive Chairman, President and CEO of First Sonora Bancshares, Inc., a financial services holding company, in October 2014. He also serves as Chairman, President and Chief Executive Officer of the First National Bank of Sonora, Texas, a position he has held since October 2009. He is a retired Executive Vice President of BP plc and the retired Chairman of the Board and President of BP America Inc., at the time the largest producer of oil and natural gas and the second largest gasoline retailer in the United States. He served in that position from 2006 to 2009. Mr. Malone previously served as Chief Executive Officer of BP Shipping Limited from 2002 to 2006, as Regional President Western United States, BP America Inc. from 2000 to 2002 and as President, Chief Executive Officer and Chief Operating Officer, Alyeska Pipeline Service Company from 1996 to 2000. Mr. Malone previously served in senior positions with Kennecott Copper Corporation. Other directorships include Halliburton Company and Teledyne Corporation. Mr. Malone holds a Bachelor of Science in Metallurgical Engineering from The University of Texas at El Paso and a Master of Science in Management from Massachusetts Institute of Technology.

Kenneth W. Moore, 48, has served as President of KWM Advisors LLC since 2016. Before that, he was the Managing Director of First Reserve Corporation, a private equity and infrastructure investment firm focused on energy from 2004 to 2015. From 2000 to 2004 he served as a Vice President at Morgan Stanley & Co. Other directorships include Cobalt International Energy, Inc., Chaparral Energy, Inc. and the SEAL Legacy Foundation. He earned a Bachelor of Arts from Tufts University and Master of Business Administration from Cornell University.

Michael W. Sutherlin, 70, joined the Board in 2014. He served as the President and Chief Executive Officer of Joy Global Inc. (“Joy”), a mining equipment and services provider from 2006 to 2013. From 2003 to 2006, he served as Executive Vice President of Joy and as President and Chief Operating Officer of its subsidiary, Joy Mining Machinery. Prior to joining Joy, Mr. Sutherlin served as President and Chief Operating Officer of Varco International, Inc. Mr. Sutherlin holds a Master of Business Administration from University of Texas at Austin and Bachelor of Business Administration in Industrial Management from Texas Tech University.

Shaun A. Usmar, 47, founded Triple Flag Mining Finance Ltd. (“Triple Flag”) in April 2016 and serves as its Chief Executive Officer. Prior to founding Triple Flag, Mr. Usmar served as Senior Executive Vice President and Chief Financial Officer of Barrick Gold Corporation, from 2014 – 2016, where he helped restructure the company. He joined Xstrata in 2006 as a founding member of the leadership team that grew the company into one of the world’s largest diversified miners at the time of its acquisition by Glencore in 2013. While at Xstrata, his roles included co-head of Business Development in London, CFO of Xstrata’s global Ferro-Alloys business in South Africa, and CFO of Xstrata’s global Nickel business in Canada. Prior to Xstrata, Mr. Usmar worked at BHP Billiton in Corporate Finance in London, and started his career in mining in operations in the steel and aluminum industries as a production engineer. He has also served on the Ontario Advisory board of The Children’s Wish Foundation, since 2010. Mr. Usmar holds a BSc in Metallurgy and Materials Engineering from the University of Witwatersrand in South Africa, and an MBA from the Kellogg Graduate School of Management at Northwestern University in Evanston, Illinois, both with distinction.

Executive Officers

The table below sets forth the name and age of each of our executive officers, and the date such executive officer was elected to his or her current position with the Company. The following people were serving as our executive officers as of the Effective Date and as of June 30, 2017. Unless otherwise noted, the term of office of each executive officer continues until the election and qualification of his or her successor. There is no family relationship between the executive officers or between the executive officers and the directors.

Name	Age	Position Held	Has Served as Such Since
Glenn L. Kellow	50	President, Chief Executive Officer and Director	2015
Amy B. Schwetz	42	Executive Vice President and Chief Financial Officer	2015
A. Verona Dorch	50	Executive Vice President, Chief Legal Officer, Government Affairs and Corporate Secretary	2015
Charles F. Meintjes	54	Executive Vice President – Corporate Services and Chief Commercial Officer	2017
George J. Schuller, Jr.	53	President – Australia	2017
Kemal Williamson	58	President – Americas	2012

For a description of Glenn L. Kellow’s background, see the description under “Board of Directors.”

Amy B. Schwetz, 42, was named our Executive Vice President and Chief Financial Officer in July 2015. Ms. Schwetz serves as our principal accounting officer and principal financial officer. She previously served as our Senior Vice President of Finance and Administration – Australia, from June 2013 to June 2015; Senior Vice President of Finance and Administration – Americas, from March 2012 to June 2013; Vice President of Investor Relations, from December 2011 to March 2012; Vice President of Capital and Financial Planning, from November 2009 to December 2011; Director of Financial Planning, from August 2007 to October 2009; and Director of Compliance and Accounting Policies, from August 2005 to August 2007. Prior to joining us, Ms. Schwetz was employed by Ernst & Young LLP, an international accounting firm, where she held multiple audit roles over eight years. She holds a bachelor’s degree in Accounting from Indiana University.

A. Verona Dorch, 50, was named our Executive Vice President, Chief Legal Officer, Governmental Affairs and Corporate Secretary in August 2015. She has executive responsibility for providing legal and government relations counsel for Peabody business activities and leads the company’s global legal, compliance and government affairs functions. From July 2006 to March 2015, she served in a variety of roles at Harsco Corporation, a diversified, worldwide industrial services company, most recently serving as its Chief Legal

Officer, Chief Compliance Officer and Corporate Secretary. Ms. Dorch also has experience in corporate and securities law from various law firms and with Sumitomo Chemical Co. Ms. Dorch holds a bachelor’s degree from Dartmouth College and a Juris Doctor degree from Harvard Law School.

Charles F. Meintjes, 54, was named our Executive Vice President – Corporate Services and Chief Commercial Officer in April 2017. Mr. Meintjes has executive responsibility for sales and marketing, corporate development, information technology, business services, technical services, and coal generation and emissions technology. He also will have temporary oversight of the Human Resources functional area, which has been under interim leadership. Mr. Meintjes has extensive senior operational, strategy, continuous improvement and information technology experience with mining companies on three continents. He joined us in 2007, and prior to serving in his current post, he was our President – Australia. Other past positions with us include Acting President – Americas, Group Executive of Midwest and Colorado Operations, Senior Vice President of Operations Improvement and Senior Vice President Engineering and Continuous Improvement. Prior to joining us, Mr. Meintjes served as a consultant to Exxaro Resources Limited in South Africa, and is a former Executive Director and Board Member for Kumba Resources Limited in South Africa. He also served on the boards of two public companies, AST Gijima in South Africa and Ticor Limited in Australia, and has senior management experience in the steel and the aluminum industry with Iscor and Alusaf in South Africa. Mr. Meintjes holds dual Bachelor of Commerce degrees in accounting from Rand Afrikaans University and the University of South Africa. He is a Chartered Accountant in South Africa and completed the advanced management program at the University of Pennsylvania’s Wharton School of Business.

George J. Schuller, Jr., 53, was named our President – Australia in April 2017. He has executive responsibility for our Australia operating platform, which includes overseeing the areas of health and safety, operations, sales and marketing, product delivery and support functions. Mr. Schuller has been with the Company for three decades serving in both domestic and international operational posts. His extensive experience includes operations management for both surface and underground mining, continuous improvement and engineering services. Prior to serving as Chief Operations Officer in Australia, he served as Group Executive PRB & SW, Senior Vice President Engineering Services, Vice President Engineering Technical Services and Vice President Continuous Improvement following his holding various operations and mine management positions with increasing responsibility. Mr. Schuller originally joined the Company as a Mine Engineer-in-Training following a student coop program. He holds a Bachelor of Science in mining engineering from West Virginia University as well as a Master of Business Administration degree from the University of Charleston.

Kemal Williamson, 58, was named our President – Americas in October 2012. He has executive responsibility for our U.S. operating platform, which includes overseeing the areas of health and safety, operations, product delivery and support functions. Mr. Williamson has more than 30 years of experience in mining engineering and operations roles across North America and Australia. He most recently served as Group Executive Operations for the Peabody Energy Australia operations. He also has held executive leadership roles across project development, as well as in positions overseeing our Western U.S., Powder River Basin and Midwest operations. Mr. Williamson joined us in 2000 as Director of Land Management. Prior to that, he served for two years at Cyprus Australia Coal Corporation as Director of Operations and managed coal operations in Australia for half a decade. He also has mining engineering, financial analysis and management experience across Colorado, Kentucky and Illinois. Mr. Williamson holds a Bachelor of Science degree in mining engineering from Pennsylvania State University as well as a Master of Business Administration degree from the Kellogg School of Management, Northwestern University in Evanston, Illinois.

Director Independence

In accordance with our Corporate Governance Guidelines, a majority of our Board must be independent as defined by the NYSE listing rules and the Exchange Act. On March 3, 2017, the Board determined that all of the current members except for Mr. Kellow are independent. In making that determination, the Board considered the relationships described below in “Certain Relationships and Related Party Transactions.” The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are each comprised of independent directors.

Board Committees

Committee Role and Responsibilities. The specific roles and responsibilities of the Board’s Audit, Compensation, Nominating and Corporate Governance, Executive and Health, Safety, Security and Environmental Committees are delineated in written charters adopted by the Board for each Committee. Each member of the Audit, Compensation and Nominating and Corporate Governance Committees is independent in accordance with our Corporate Governance Guidelines, which applies the independence standards included in the NYSE Listed Company Manual and the Exchange Act. Our Corporate Governance Guidelines and each of the charters of the Board’s committees are available on the Corporate Governance page under the Investors section of our website at: www.peabodyenergy.com. As provided in their charters, each committee is authorized to engage or consult from time to time, as appropriate, at our expense, with outside independent legal counsel or other experts or advisors it deems necessary, appropriate or advisable to discharge its duties.

Committee Membership. The following table details the current membership of each standing committee of the Board:

Name	Audit	Compensation	Nominating and Corporate Governance	Executive	Health, Safety, Security and Environmental
Glenn L. Kellow				M
Nicholas J. Chirekos (I)	A, M		M
Stephen E. Gorman (I)		M		M	C
Joe. W. Laymon (I)		C		M	M
Teresa S. Madden (I)	A, C			M	M
Robert A. Malone (I)				C
Kenneth W. Moore (I)	A, M		M
Michael W. Sutherlin (I)		M	C	M
Shaun A. Usmar (I)			M		M

I:	Independent; A: Audit Committee Financial Expert; C: Chair; M: Member

2017 Incentive Plan

All of our outstanding equity awards were canceled as of the Effective Date. The Board adopted the Peabody Energy Corporation 2017 Incentive Plan (the “2017 Incentive Plan”) on March 7, 2017. In connection with the Effective Date, we granted restricted stock units under the 2017 Incentive Plan to employees, including our executive officers. On May 2, 2017 we granted deferred stock units under the 2017 Incentive Plan to non-employee directors.

General

The 2017 Incentive Plan is intended to help attract and retain employees, consultants and directors upon whom, in large measure, we depend for sustained progress, growth and profitability. By encouraging employees, consultants and directors of the Company and our subsidiaries to acquire a proprietary interest in the Company’s growth and performance, we intend to motivate employees, consultants and directors to achieve Company goals and to more closely align such persons’ interests with those of the Company’s other shareholders.

The 2017 Incentive Plan generally provides for the following types of awards:

•	options (including non-qualified stock options and incentive stock options);

•	stock appreciation rights (“SARs”);

•	restricted stock;

•	restricted stock units (“RSUs”);

•	deferred stock;

•	performance units;

•	dividend equivalents; and

•	cash incentive awards.

Unless otherwise determined by the Board, the Compensation Committee of the Board (the “Committee”) will administer the 2017 Incentive Plan. The Committee shall determine who shall be granted awards under the 2017 Incentive Plan, the types of awards to be granted and the terms of each award. The Committee is authorized to interpret the 2017 Incentive Plan and any award agreement, and may generally amend any award agreement. Generally, all determinations of the Committee will be final, conclusive and binding.

Subject to certain adjustments described in the 2017 Incentive Plan, 14,092,376 shares of Common Stock are reserved for issuance under the 2017 Incentive Plan. To the extent an award under the 2017 Incentive Plan is forfeited or otherwise terminates without the delivery of shares, or shares already granted are returned in connection with the forfeiture or termination of an award, any shares subject to such award, or any shares returned, will be available for issuance under the 2017 Incentive Plan. Certain shares will not again be available for issuance under the 2017 Incentive Plan: (1) shares withheld to pay the option price of an option; (2) shares not issued in connection with a stock-settled SAR; (3) shares purchased on the open market with option proceeds; and (4) any shares used to satisfy tax withholding obligations. Shares delivered pursuant to the 2017 Incentive Plan may be authorized and unissued shares or treasury shares, including shares repurchased by the Company for purposes of the 2017 Incentive Plan.

Certain additional limits apply to the granting of awards:

Qualified Performance-Based Awards. The Committee may grant awards that are intended to satisfy the requirements for “qualified performance-based compensation” (“Qualified Performance-Based Awards”) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as described below under “Qualified Performance-Based Awards.” The following limitations (subject to certain adjustments) apply to Qualified Performance-Based Awards:

•	During any one calendar year, no grantee may be granted awards for stock options and/or SARs with respect to more than 1,000,000 shares.

•	During any one calendar year, no grantee may be granted Qualified Performance Based Awards in the form of restricted stock, deferred stock, restricted stock units, performance units and/or any other award (other than an award of stock options or SARs), which is determined by reference to the value of shares or appreciation in the value of shares, with respect to a number of shares exceeding 1,000,000 shares.

•	During any one calendar year, no grantee may be granted Qualified Performance Based Awards in the form of cash incentive awards that have a performance period with a duration of up to one calendar year that have an aggregate maximum payout which could exceed $5,000,000. During any one calendar year, no grantee may be granted Qualified Performance Based Awards in the form of cash incentive awards that have a performance period with a duration of longer than one calendar year that have an aggregate maximum payout which could exceed $15,000,000.

Directors. The maximum number of shares subject to awards that may be granted to a non-employee member of the Board in any calendar year taken together with any cash fees paid to such non-employee director during the year, cannot exceed $600,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes).

Awards

Awards may be granted to employees of and consultants to the Company or a subsidiary of the Company, and to members of the Board. Each award under the 2017 Incentive Plan will be evidenced by an award agreement in a form approved by the Board or the Committee.

Options. The 2017 Incentive Plan permits the grant of options. The Committee may make option grants containing such terms as the Committee shall determine, including whether the options granted are incentive stock options (as provided under Section 422 of the Code) or non-qualified stock options and vesting provisions that may or may not be subject to the achievement of specified performance goals. Subject to exceptions as provided in the 2017 Incentive Plan, no portion of an option will vest less than one year following the grant date. Options generally must have an exercise price that is not less than the fair market value of our Common Stock on the date of grant. The term of an option may not exceed 10 years. No dividend equivalents may be granted in connection with an option.

Stock Appreciation Rights. The 2017 Incentive Plan permits the grant of SARs. The Committee may make grants of SARs containing such terms as the Committee shall determine. Subject to exceptions provided in the 2017 Incentive Plan, no portion of an SAR will vest less than one year following the grant date. The strike price of a SAR generally may not be less than 100% of the fair market value of our Common Stock on the date of the grant. The term of a SAR may not exceed 10 years. No dividend equivalents may be granted in connection with an SAR.

Restricted Stock. The 2017 Incentive Plan permits the grant of shares of restricted stock. A share of restricted stock is a share of our Common Stock that is subject to restrictions. Vesting may be time-based, performance-based, or based on the occurrence of a specified event, as determined by the Committee. The Committee will determine the amount, if any, that a grantee will pay in exchange for an award of restricted stock. If restricted stock is forfeited, and if the grantee was required to pay for such shares or acquired such restricted stock upon the exercise of an option, the grantee is deemed to have resold such restricted stock to us at a price equal to the lesser of (a) the amount paid by the grantee for such restricted stock or the exercise price of the option, as applicable, and (b) the fair market value of the restricted stock on the date of forfeiture.

Restricted Stock Units. The 2017 Incentive Plan permits the grant of RSUs. An RSU represents the right to receive a certain number of shares of our Common Stock or cash equal to a certain number of shares of our Common Stock. Vesting may be time-based, performance-based, or based on the occurrence of a specified event, as determined by the Committee. If provided in an award agreement, whenever dividends are paid or distributions are made with respect to shares, dividend equivalents may be credited to RSU accounts in the form of additional RSUs or cash, and such dividend equivalents will be subject to the same vesting conditions as otherwise apply to the RSUs to which they relate.

Deferred Stock. The 2017 Incentive Plan permits the grant of deferred stock. The Committee may make grants of deferred stock upon such terms as it shall determine. No voting rights may attach to deferred stock. In addition, the Committee may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any award (other than a cash incentive award) may be deferred and may establish programs and procedures for deferral elections to be made by grantees. The Committee may provide for distributions while a grantee is still an employee or otherwise providing services to us. The Committee is authorized to make deferrals of awards (other than cash incentive awards) and to determine when, and in what annual percentages, grantees may receive payments, including lump sum payments, following the grantee’s termination of service, and to implement such other terms and conditions allowed by the 2017 Incentive Plan and applicable law.

Performance Units. The 2017 Incentive Plan permits the grant of performance units. The Committee may make grants of performance units containing such terms as it shall determine, consistent with the terms of the 2017 Incentive Plan. The Committee will set performance goals that, depending on the extent to which they are met during a performance period, will determine the number or value of performance units that will be paid to the grantee. At the discretion of the Committee, and subject to the terms of the 2017 Incentive Plan, a grantee may be entitled to receive dividends or dividend equivalents declared with respect to shares deliverable in connection with the grant of performance units which have been earned, but not yet delivered to the grantee.

Cash Incentive Awards. The 2017 Incentive Plan permits the grant of cash incentive awards containing such terms, including performance goals, as the Committee shall determine. Cash incentive awards will be evidenced by award agreements specifying the individual’s incentive opportunity, the performance goals, and such other terms consistent with the 2017 Incentive Plan, as the Committee determines.

Certain Other Terms and Conditions

Qualified Performance-Based Awards. The 2017 Incentive Plan permits the grant of stock-based awards and cash incentive awards, that are intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code. The 2017 Incentive Plan includes a list of objective performance criteria upon which the Committee must condition the grant or vesting of awards of restricted stock, restricted stock units, deferred stock, shares, performance units, or cash incentive awards (or any portion of any such award) that are intended to be Qualified Performance-Based Awards under the 2017 Incentive Plan.

Plan Amendment or Termination. The Board generally may amend, alter, suspend, discontinue or terminate the 2017 Incentive Plan in whole or in part at any time. Certain amendments, however, will be contingent upon the approval of our stockholders when so required by law, and any amendment or termination will not accelerate the timing of any payments that constitute deferred compensation under Section 409A of the Code unless such acceleration of payment is permitted by the Section 409A of the Code. Subject to the foregoing, the Committee generally may amend the 2017 Incentive Plan and outstanding awards at any time, but no such amendment may materially impair the rights of any grantee under any award previously granted without such grantee’s consent, and any such amendment will be subject to the approval of the Board. In certain limited circumstances set forth in the 2017 Incentive Plan, the Board may amend the 2017 Incentive Plan and outstanding awards without the grantee’s consent.

The foregoing description of the 2017 Incentive Plan is qualified in its entirety by reference to the full text of the 2017 Incentive Plan, which is filed as Exhibit 4.6 to the registration statement on Form S-8 filed with the SEC on April 3, 2017 and is included as Exhibit 10.40 to the Registration Statement of which this prospectus forms a part.

PRINCIPAL AND SELLING STOCKHOLDERS

The following tables set forth information regarding the beneficial ownership of our Securities by:

•	all stockholders known by us to hold more than 5% of either of our outstanding shares of Common Stock or Preferred Stock, as well as the selling stockholders;

•	each of our directors and named executive officers; and

•	all of our directors and executive officers as a group.

The table below has been prepared based upon information available to us or furnished to us by the selling stockholders as of June 30, 2017. The selling stockholders identified below may have exercised or converted, or sold, transferred or otherwise disposed of, some or all of their Securities since the date on which the information in the following table is presented, in transactions exempt from or not subject to the registration requirements of the Securities Act.

SEC rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. In the table below, Common Stock issuable upon the conversion of Preferred Stock that is currently convertible, or convertible within 60 days of June 30, 2017, is deemed to be outstanding and beneficially owned for purposes of calculating the beneficial and percentage ownership of the person holding such Securities, but is not deemed outstanding for computing the percentage ownership of any other person. Shares subject to outstanding equity awards, including those granted in connection with our emergence from the Chapter 11 Cases, are not considered beneficially owned and are not deemed outstanding for the purposes of computing the percentage of Common Stock owned until 60 days prior to the date on which such shares may be acquired. Percentage of ownership is based on 100,223,701 shares of Common Stock and 18,452,402 shares of Preferred Stock outstanding. Stockholders’ beneficial ownership after the offering assumes that the selling stockholders sell all of the Securities held by them that have been registered by us and do not sell any securities of the Company held by them that are not registered or acquire any additional securities of the Company. Securities registered pursuant to the Registration Statement of which this prospectus is a part are not required to be sold, and such registration does not necessarily indicate that the stockholder intends to sell such Securities. Except as disclosed in the footnotes to these tables beginning on page 26, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of Securities shown as beneficially owned by the stockholder. Unless otherwise indicated in the table or footnotes below, the address for each director and named executive officer is c/o Peabody Energy Corporation, 701 Market Street, St. Louis, Missouri 63101-1826.

Common Stock

	Beneficial Ownership Prior to Offering		Number of Shares Registered for Sale Pursuant to this Prospectus	Beneficial Ownership After Offering†
Name	Number	Percent of Shares		Number	Percent of Shares
5% Stockholders:
Discovery Global Focus Master Fund, Ltd. (1)	4,788,876	4.8	4,788,876	—	—
Discovery Global Opportunity Fund, Ltd. (2)	4,315,736	4.3	4,315,736	—	—
Discovery Global Opportunity Partners, L.P. (3)	8,707,776	8.7	8,707,776	—	—
Discovery Capital Management, LLC (4)	4,105,922	4.1	4,105,922	—	—
Elliott Associates, L.P. (5)	2,782,783	2.8	2,782,783	—	—
Luxembourg Investment Company 162 SaRL (6)	24,017,326	21.8	24,017,326	—	—
The Liverpool Limited Partnership (7)	8,519,418	8.2	8,519,418	—	—
Goldman Sachs & Co. LLC (8)	5,778,234	5.6	2,406,908	3,371,326	3.3

	Beneficial Ownership Prior to Offering		Number of Shares Registered for Sale Pursuant to this Prospectus	Beneficial Ownership After Offering†
Name	Number	Percent of Shares		Number	Percent of Shares

Directors and Executive Officers:
Glenn L. Kellow	8,520	*	—	8,520	*
Nicholas J. Chirekos	—	—	—	—	—
A. Verona Dorch	—	—	—	—	—
Stephen E. Gorman	—	—	—	—	—
Joe W. Laymon	—	—	—	—	—
Teresa S. Madden	—	—	—	—	—
Robert A. Malone	—	—	—	—	—
Charles F. Meintjes	—	—	—	—	—
Kenneth W. Moore	—	—	—	—	—
Amy B. Schwetz	—	—	—	—	—
Michael W. Sutherlin	—	—	—	—	—
Shaun A. Usmar	—	—	—	—	—
Kemal Williamson	—	—	—	—	—
All Directors and Executive Officers as a Group (14 persons):	—	—	—	—	—

Other Selling Stockholders:
683 Capital Partners, LP (9)	595,944	*	249,983	345,961	*
ACP Master, Ltd. (10)	1,073,042	1.1	1,073,042	—	—
Aurelius Capital Master, Ltd. (11)	2,255,586	2.2	2,255,586	—	—
Boston Patriot Summer St LLC (12)	1,260,421	1.3	809,289	451,132	*
CCM Pension-A, L.L.C. (12)	246,110	*	159,739	86,371	*
CCM Pension-B, L.L.C. (12)	45,772	*	29,708	16,064	*
Contrarian Advantage-B, L.P. (12)	109,394	*	71,100	38,294	*
Contrarian Capital Fund I, L.P. (12)	3,008,129	3.0	1,955,090	1,053,039	1.0
Contrarian Capital Senior Secured, L.P. (12)	101,401	*	65,903	35,498	*
Contrarian Capital Trade Claims, L.P. (12)	307,115	*	199,606	107,509	*
Contrarian Dome du Gouter Master Fund L.P. (12)	553,747	*	359,899	193,848	*
Contrarian EM SIF Master LP (12)	407,115	*	255,102	152,013	*
Contrarian Emerging Markets, L.P. (12)	2,363,815	2.3	1,522,979	840,836	*
Contrarian Opportunity Fund, L.P. (12)	1,131,652	1.1	735,393	396,259	*
Panning Master Fund, LP (13)	1,458,661	1.4	1,458,661	—	—
PointState Fund LP (14)	1,564,898	1.6	1,512,116	52,782	*
BlockHouse Master Fund LP (15)	981,248	1.0	981,248	—	—
Conflux Fund LP (16)	125,116	*	120,875	4,241	*
Steelmill Master Fund LP (17)	3,386,197	3.4	3,270,255	115,942	*
South Dakota Investment Council (18)	1,675,928	1.7	1,090,742	585,186	*
Alden Global BPI Fund, Ltd. (19)	966,691	1.0	405,501	561,190	*
Alden Global Value Recovery Master Fund, LP (20)	651,023	*	250,999	400,024	*
AB High Income Fund, Inc. (21)	775,469	*	325,289	450,180	*
AB Bond Fund, Inc. – AB High Yield Portfolio (21)	6,340	*	1,362	4,978	*
The AB Portfolios – AB All Market Total Return Portfolio (21)	2,229	*	2,229	—	—
AllianceBernstein Global High Income Fund, Inc. (21)	115,487	*	48,445	67,042	*
AB Bond Fund, Inc. – AB Credit Long/Short Portfolio (21)	3,184	*	1,333	1,851	*

	Beneficial Ownership Prior to Offering		Number of Shares Registered for Sale Pursuant to this Prospectus	Beneficial Ownership After Offering†
Name	Number	Percent of Shares		Number	Percent of Shares
AB SICAV I – Credit Alpha Portfolio (21)	3,184	*	1,333	1,851	*
AB FCP I – Developed Markets Multi-Asset Income Portfolio (21)	3,427	*	1,436	1,991	*
AB SICAV I – Multi-Sector Credit Portfolio (21)	2,138	*	894	1,244	*
AB FCP I – Global High Yield Portfolio (21)	1,930,138	1.9	809,640	1,120,498	1.1
AB Unconstrained Bond Fund, Inc. (21)	10,609	*	4,449	6,160	*
AB SICAV I – US High Yield Portfolio (21)	10,633	*	4,459	6,174	*
Teachers’ Retirement System of Louisiana (21)	47,883	*	20,087	27,796	*
AB Collective Investment Trust Series – AB US High Yield Collective Trust (21)	29,796	*	12,499	17,297	*
Alta Fundamental Advisers Master LP (22)	105,215	*	44,134	61,081	*
Appaloosa Investment LP I (23)	914,108	*	366,100	548,008	*
Palomino Master Ltd. (23)	778,687	*	311,865	466,822	*
Atalan Master Fund, LP (24)	85,679	*	31,922	53,757	*
ICF II Cayman AIV, Ltd. (25)	2,190	*	2,190	—	—
Barclays Capital (26)	383,570	*	232,422	151,148	*
BFAM Asian Opportunities Master Fund, LP (27)	693,997	*	277,462	416,535	*
Blackwell Partners LLC (28)	143,783	*	60,312	83,471	*
Blockhouse Capital Management LP (29)	133,972	*	56,196	77,776	*
Brigade Energy Opportunities Fund LP (30)	241,151	*	101,155	139,996	*
Brigade Energy Opportunities Fund II LP (30)	26,789	*	11,235	15,554	*
Brookfield Credit Opportunities Master Fund, L.P. (31)	725,342	*	286,596	438,746	*
Buckley Lloyd Partners Fund LP (32)	17,132	*	6,381	10,751	*
Cantor Fitzgerald & Co. (33)	508,365	*	213,246	295,119	*
CVI Opportunities Fund I, LLP (34)	4,906,392	4.8	2,137,796	2,768,596	2.7
Cetus Capital III, LP (35)	469,551	*	186,406	283,145	*
Columbus Hill Partners, LP (36)	521,974	*	218,952	303,022	*
Columbus Hill Overseas Master Fund, Ltd. (37)	365,461	*	153,301	212,160	*
Corvex Master Fund LP (38)	685,472	*	255,418	430,054	*
Credit Suisse LLC (39)	244,367	*	138,041	106,326	*
Debello Investors LLC (40)	39,361	*	16,248	23,113	*
Dendera Capital Fund LP (41)	26,790	*	11,236	15,554	*
DuPont Pension Trust (42)	182,241	*	63,741	118,500	*
Gardner Lewis Event Driven Fund, LP (29)	17,132	*	6,381	10,751	*
Goldman Sachs Trust II – Goldman Sachs Multi Manager Alternatives Fund (43)	2,545	*	1,067	1,478	*
Goldman Sachs Trust II – Goldman Sachs Multi Manager Non Core Fixed Income (44)	1,070	*	448	622	*
Gracie Credit Opportunities Master Fund, LP (45)	241,458	*	95,710	145,748	*
Ironsides Partners LLC (46)	536,953	*	225,235	311,718	*
J.P. Morgan Securities LLC (47)	571,026	*	239,530	331,496	*
Kaiser Foundation Hospitals (48)	12,871	*	5,398	7,473	*
Kaiser Permanente Group Trust (49)	7,504	*	3,145	4,359	*
KDHB V Partners, LP (50)	16,276	*	6,826	9,450	*
Crown Managed Accounts SPC (51)	260,593	*	98,617	161,976	*
Latigo Advisors Master Fund, Ltd. (52)	59,152	*	22,404	36,748	*
Latigo Ultra Master Fund, Ltd. (52)	291,868	*	110,640	181,228	*

	Beneficial Ownership Prior to Offering		Number of Shares Registered for Sale Pursuant to this Prospectus	Beneficial Ownership After Offering†
Name	Number	Percent of Shares		Number	Percent of Shares
Legg Mason Alternative Funds ICV – Permal Alternative Income Strategy (53)	83,111	*	30,967	52,144	*
LIM Asia Multi-Strategy Fund Inc. (54)	1,450,912	1.5	603,158	847,754	*
LIM Asia Special Situations Master Fund Limited (54)	971,219	1.0	404,831	566,388	*
Littlejohn Opportunities Master Fund LP (35)	98,795	*	39,295	59,500	*
ICF VI Cayman AIV, Ltd. (55)	9,220	*	9,220	—	—
ICF VII Cayman AIV, Ltd. (56)	4,103	*	4,103	—	—
Lord Abbett Series Fund, Inc. – Bond Debenture Portfolio (57)	15,149	*	1,065	14,084	*
Lord Abbett Investment Trust – Lord Abbett High Yield Fund (57)	82,340	*	5,791	76,549	*
National Electrical Benefit Fund (57)	1,443	*	100	1,343	*
Lord Abbett Investment Trust – Lord Abbett Floating Rate Fund (57)	118,307	*	8,321	109,986	*
Lord Abbett Passport Portfolios – Lord Abbett High Yield Fund (57)	4,103	*	287	3,816	*
Lord Abbett Investment Trust – Lord Abbett Convertible Fund (57)	32,207	*	2,265	29,942	*
Lord Abbett Bond-Debenture Fund, Inc. (57)	134,844	*	9,484	125,360	*
Lord Abbett Passport Portfolios PLC – Lord Abbett Multi-Sector Income Fund (57)	866	*	61	805	*
Lord Abbett Bank Loan Trust (57)	1,040	*	73	967	*
Map 139 Segregated Portfolio of LMA SPC (58)	178,326	*	74,334	103,992	*
KTRS Credit Fund LP (59)	85,047	*	30,277	54,770	*
Marathon Special Opportunity Master Fund Ltd. (59)	419,772	*	152,910	266,862	*
Marathon Credit Dislocation Fund LP (59)	79,738	*	28,714	51,024	*
Marathon Bluegrass Credit Fund LP (59)	75,802	*	27,380	48,422	*
BSF Multi-Manager Alternative Strategies Fund (59)	34,216	*	14,286	19,930	*
Marathon Centre Street Partnership LP (59)	209,943	*	74,566	135,377	*
Master SIF SICAV-SIF (59)	64,220	*	22,416	41,804	*
Penteli Master Fund Ltd. (59)	5,855	*	2,448	3,407	*
Morgan Stanley & Co., LLC (39)	149,841	*	62,726	87,115	*
New Generation Limited Partnership (60)	274,953	*	112,944	162,009	*
New Generation Turnaround Fund (Bermuda) LP (61)	650,092	*	267,200	382,892	*
PACE High Yield Investments (62)	19,577	*	7,391	12,186	*
Pinnacol Assurance (62)	3,429	*	1,279	2,150	*
Nomura Funds Ireland – Global High Yield Bond Fund (63)	427	*	159	268	*
Nomura Funds Ireland plc – US High Yield Bond Fund (63)	226,824	*	86,484	140,340	*
Nomura Multi Managers Fund II – US High Yield Bond (64)	7,293	*	2,724	4,569	*
Nomura Multi Managers Fund – Global Bond (64)	853	*	316	537	*
Suzuka Inka (65)	3,233	*	1,232	2,001	*
Delta Master Trust (62)	27,391	*	10,420	16,971	*
Kapitalforeningen Industiens Pension Portfolio, High Yield Obligationer III (65)	24,024	*	8,972	15,052	*

	Beneficial Ownership Prior to Offering		Number of Shares Registered for Sale Pursuant to this Prospectus	Beneficial Ownership After Offering†
Name	Number	Percent of Shares		Number	Percent of Shares
Ohio Public Employees Retirement System (65)	39,442	*	14,975	24,467	*
Pensionkasse SBB (65)	22,434	*	8,541	13,893	*
Stichting Pensioenfonds TNO (65)	5,817	*	5,817	—	—
Stichting Mars Pensioenfonds (62)	2,570	*	958	1,612	*
Mars Associates Retirement Plan (62)	19,818	*	7,510	12,308	*
L-3 Communications Corporation Master Trust (62)	8,380	*	3,154	5,226	*
Louisiana State Employees’ Retirement System (65)	13,100	*	4,917	8,183	*
Nomura High Yield Fund (62)	3,859	*	1,441	2,418	*
PensionDanmark Pensionsforsikringsaktieselskab (65)	21,876	*	8,169	13,707	*
Stichting Pensioenfonds Hoogovens (65)	13,340	*	5,035	8,305	*
Kapitalforeningen Unipension Invest, High Yield Obligationer V (62)	38,820	*	14,770	24,050	*
Safety National Casualty Corporation (62)	7,293	*	2,724	4,569	*
Barclays Multi-Manager Fund PLC (66)	30,586	*	11,586	19,000	*
Stichting Blue Sky Active High Yield Fixed Income USA Fund (62)	10,721	*	4,002	6,719	*
Government of Guam Retirement Fund (65)	427	*	159	268	*
Montgomery County Employees’ Retirement System (62)	13,147	*	4,992	8,155	*
Montgomery County Consolidated Retiree Health Benefits Trust (62)	1,711	*	636	1,075	*
Commonwealth of Massachusetts Employees Deferred Compensation (62)	3,429	*	1,279	2,150	*
Northern Multi-Manager High Yield Opportunity Fund (67)	3,429	*	1,279	2,150	*
General Organization for Social Insurance (65)	3,859	*	1,441	2,418	*
Nomura US Attractive Yield Corporate Bond Fund Mother Fund (68)	8,150	*	3,044	5,106	*
NWM High Yield Bond Fund (69)	8,564	*	3,188	5,376	*
Managed Fund/Observatory Credit Markets Fund Ltd. (70)	7,802	*	2,972	4,830	*
Observatory Credit Markets Fund Ltd (71)	187,319	*	71,371	115,948	*
Old Mutual Bond 3 Fund (72)	103,670	*	38,625	65,045	*
PFM Diversified Master Fund, L.P. (73)	107,772	*	107,772	—	—
PFM Diversified Institutional Master Fund L.P. (73)	14,293	*	14,293	—	—
PFM Global Long Alpha Master Fund, L.P. (73)	706	*	706	—	—
PFM Diversified Principals Fund, L.P. (74)	2,254	*	2,254	—	—
P Gracie Ltd. (75)	563,423	*	223,331	340,092	*
JLP Credit Opportunity Master Fund Ltd (76)	482,726	*	202,474	280,252	*
JLP Credit Opportunity IDF Series Interest of SALI Multi-Series Fund (76)	26,818	*	11,248	15,570	*
JLP Partners Master Fund LP (76)	93,812	*	39,370	54,442	*
MERCER QIF FUND PLC – Mercer Investment Fund 1 (76)	26,818	*	11,248	15,570	*
Pinyon Master Fund Ltd (77)	162,110	*	68,000	94,110	*
PlusTick Partners, LP (78)	180,408	*	74,656	105,752	*
PlusTick Partners (QP), LP (78)	78,031	*	32,947	45,084	*

	Beneficial Ownership Prior to Offering		Number of Shares Registered for Sale Pursuant to this Prospectus	Beneficial Ownership After Offering†
Name	Number	Percent of Shares		Number	Percent of Shares
Ratan Capital Master Fund, Ltd. (79)	107,282	*	45,000	62,282	*
Reef Road Master Fund, LTD (80)	44,832	*	17,777	27,055	*
Russell Institutional Funds, LLC (81)	6,139	*	2,573	3,566	*
Schultze Master Fund, Ltd. (82)	66,544	*	27,309	39,235	*
SC Lowy Primary Investments, Ltd. (83)	911,711	*	382,439	529,272	*
SEI Global Master Fund PLC – The SEI High Yield Fixed Income Fund (84)	5,977	*	2,506	3,471	*
SEI Institutional Investments Trust – High Yield Bond Fund (85)	17,698	*	7,422	10,276	*
SEI Institutional Managed Trust – High Yield Bond Fund (86)	11,263	*	4,723	6,540	*
Senator Global Opportunity Master Fund L.P. (87)	863,129	*	358,043	505,086	*
Sierra Pacific Securities, LLC (88)	32,151	*	8,302	23,849	*
Saint Francis Hospital, Inc. (89)	107,201	*	44,966	62,235	*
Star V Partners LLC (90)	54,682	*	22,937	31,745	*
Strategic Investment Opportunities, LLC (91)	423,672	*	157,867	265,805	*
Sunrise Partners Limited Partnership (92)	60,161	*	23,854	36,307	*
BayCity Long-Short Credit Master Fund, Ltd. (93)	77,399	*	31,922	45,477	*
TD High Yield Bond Fund (94)	828,988	*	347,737	481,251	*
The Arbitrage Credit Opportunities Fund (29)	12,851	*	4,787	8,064	*
The William K. Warren Foundation (95)	241,151	*	101,155	139,996	*
The William K Warren Medical Research Center, Inc. (96)	27,128	*	11,378	15,750	*
Third Point Partners Qualified LP (97)	27,897	*	2,455	25,442	*
Third Point Partners LP (97)	3,927	*	331	3,596	*
Third Point Offshore Master Fund LP (97)	79,561	*	6,738	72,823	*
Third Point Ultra Master Fund LP (97)	35,759	*	3,030	32,729	*
Third Point Reinsurance Company Ltd (97)	20,058	*	1,763	18,295	*
Third Point Reinsurance (USA) Ltd (97)	3,079	*	261	2,818	*
Turnpike Limited (98)	1,834,947	1.8	742,015	1,092,932	1.1
Venor Capital Master Fund Ltd. (99)	1,077,235	1.1	449,059	628,176	*
Venor Special Situations Fund II LP (99)	530,996	*	220,321	310,675	*
VSS Fund, LP (35)	150,239	*	59,667	90,572	*
Water Island Global Master, LP (100)	2,566	*	954	1,612	*
Wells Fargo Securities, LLC – Distressed and Special Situations Desk (101)	717,737	*	299,064	418,673	*
Wexford Catalyst Investors LLC (102)	39,413	*	16,268	23,145	*
Wexford Spectrum Investors LLC (102)	78,751	*	32,511	46,240	*
YAM Investments, LLC (103)	43,925	*	17,620	26,305	*
State – Boston Retirement System (104)	7,758	*	1,537	6,221	*
Pictet (105)	105,450	*	20,909	84,541	*
Pictet Sicav II (106)	30,070	*	5,960	24,110	*
JNL/Crescent High Income Fund (107)	61,115	*	12,117	48,998	*
Fulcra Asset Management, Inc. (108)	5,471	*	95	5,376	*
Odeon Capital Group, LLC (109)	7,876	*	1,554	6,322	*
SG Aurora Master Fund L.P. (110)	5,471	*	95	5,376	*

	Beneficial Ownership Prior to Offering		Number of Shares Registered for Sale Pursuant to this Prospectus	Beneficial Ownership After Offering†
Name	Number	Percent of Shares		Number	Percent of Shares
TDAM USA Funds, Inc. – TD High Yield Bond Fund (111)	4,646	*	919	3,727	*
V V Capital Master Fund, LP (112)	60,768	*	8,095	52,673	*
Timken Foundation of Canton (113)	6,310	*	1,250	5,060	*
WRH High Yield GP LLC (113)	38,842	*	7,701	31,141	*
International Monetary Fund Staff Retirement Plan (113)	172,167	*	34,135	138,032	*
International Monetary Fund Retired Staff Benefits Investment Account (113)	38,354	*	7,603	30,751	*
Montrone Family CLAT Partnership, LLC (113)	2,037	*	403	1,634	*
Altair Global Credit Opportunities Fund (A), LLC (114)	18,561	*	328	18,233	*
Cornell University (115)	11,964	*	213	11,751	*
Glendon Opportunities Fund, LP (116)	70,727	*	1,263	69,464	*
JB Investments Management, LLC (117)	1,893,411	1.9	375,439	1,517,972	1.5
Teachers Insurance and Annuity Association of America (118)	1,109,010	1.1	219,901	889,109	*
TIAA-CREF Funds – TIAA CREF Bond Fund (29)	9,698	*	1,921	7,777	*
TIAA-CREF Funds – TIAA CREF Bond Plus Fund (29)	38,801	*	7,691	31,110	*
TIAA-CREF Funds – TIAA CREF High-Yield Bond Fund (29)	437,681	*	77,403	360,278	*
TIAA Global Public Investments, LLC – Series HY (119)	22,266	*	3,919	18,347	*
KHC Investments, LLC (120)	4,410	*	904	3,506	*
Coastland Relative Value Master Fund (121)	146,977	*	23,218	123,759	*
Coastland Viceroy Master Fund (121)	95,217	*	12,702	82,515	*
JVB Financial Group LLC (122)	12,251	*	2,420	9,831	*
King Capital Ltd. (123)	19,404	*	3,834	15,570	*
Liquidity Solutions, Inc. (124)	1,935	*	380	1,555	*
Oppenheimer Global Strategic Income Fund (125)	149,429	*	13,453	135,976	*
Oppenheimer Global High Yield Fund (125)	3,755	*	397	3,358	*
Oppenheimer Global Strategic Income Fund/VA (125)	21,939	*	4,673	17,266	*
Pacific Life Insurance Company (126)	292,588	*	58,014	234,574	*
PENN Capital Liberty Fund, LP (127)	6,301	*	1,106	5,195	*
Ball Corporation Master Pension Trust (128)	4,033	*	688	3,345	*
PENN Distressed Fund, LP (127)	8,911	*	1,523	7,388	*
PENN Capital Pioneer Energy Fund (127)	4,035	*	690	3,345	*
Ethel Mae Hocker Foundation Focused Credit (127)	937	*	159	778	*
Peter Kaltman	1,967	*	334	1,633	*
Simon Marketable, LP (127)	3,909	*	316	3,593	*
Simon Charitable Public, LP (127)	4,331	*	301	4,030	*
Simon Charitable Private, LP (127)	4,126	*	386	3,740	*
PENN Capital Opportunistic High Yield Fund (127)	1,321	*	300	1,021	*
BOKF, NA (129)	831,349	*	831,349	—	—
Brookdale Global Opportunity Fund (130)	109,130	*	109,130	—	—
Brookdale International Partners, L.P. (130)	178,050	*	178,050	—	—

*	Less than one percent.
†	Assumes that the selling stockholders sell all of the Securities held by them that have been registered by us pursuant to the Registration Statement of which this prospectus is a part and do not sell any securities of the Company held by them that are not registered pursuant to the Registration Statement or acquire any additional securities of the Company. Securities registered pursuant to the Registration Statement are not required to be sold, and such registration does not necessarily indicate that the stockholder intends to sell such Securities.

Preferred Stock

	Beneficial Ownership Prior to Offering**		Number of Shares Registered for Sale Pursuant to this Prospectus	Beneficial Ownership After Offering**
Name	Number	Percent of Shares		Number	Percent of Shares
5% Stockholders:
Elliott Associates, L.P. (5)	480,679	2.6	480,679	—	—
Luxembourg Investment Company 162 SaRL (6)	4,900,669	26.6	4,900,669	—	—
The Liverpool Limited Partnership (7)	1,825,502	9.9	1,825,502	—	—
Goldman Sachs & Co. LLC (8)	1,069,249	5.8	1,069,249	—	—
CVI Opportunities Fund I, LLP (34)	949,782	5.1	949,782	—	—

Directors and Executive Officers:
Glenn L. Kellow	—	—	—	—	—
Nicholas J. Chirekos	—	—	—	—	—
A. Verona Dorch	—	—	—	—	—
Stephen E. Gorman	—	—	—	—	—
Joe W. Laymon	—	—	—	—	—
Teresa S. Madden	—	—	—	—	—
Robert A. Malone	—	—	—	—	—
Charles F. Meintjes	—	—	—	—	—
Kenneth W. Moore	—	—	—	—	—
Amy B. Schwetz	—	—	—	—	—
Michael W. Sutherlin	—	—	—	—	—
Shaun A. Usmar	—	—	—	—	—
Kemal Williamson	—	—	—	—	—
All Directors and Executive Officers as a Group (14 persons):	—	—	—	—	—

Other Selling Stockholders:
683 Capital Partners, LP (9)	111,045	*	111,045	—	—
ACP Master, Ltd. (10)	450,437	2.4	450,437	—	—
Aurelius Capital Master, Ltd. (11)	722,897	3.9	722,897	—	—
Boston Patriot Summer St LLC (12)	340,048	1.8	340,048	—	—
CCM Pension-A, L.L.C. (12)	67,017	*	67,017	—	—
CCM Pension-B, L.L.C. (12)	12,464	*	12,464	—	—
Contrarian Advantage-B, L.P. (12)	29,828	*	29,828	—	—
Contrarian Capital Fund I, L.P. (12)	820,157	4.4	820,157	—	—
Contrarian Capital Senior Secured, L.P. (12)	27,648	*	27,648	—	—
Contrarian Capital Trade Claims, L.P. (12)	83,735	*	83,735	—	—
Contrarian Dome du Gouter Master Fund L.P. (12)	150,978	*	150,978	—	—
Contrarian EM SIF Master LP (12)	107,483	*	107,483	—	—
Contrarian Emerging Markets, L.P. (12)	639,701	3.5	639,701	—	—
Contrarian Opportunity Fund, L.P. (12)	308,517	1.7	308,517	—	—
Panning Master Fund, LP (13)	612,629	3.3	612,629	—	—
South Dakota Investment Council (18)	457,454	2.5	457,454	—	—
Alden Global BPI Fund, Ltd. (19)	180,127	1.0	180,127	—	—
Alden Global Value Recovery Master Fund, LP (20)	111,606	*	111,606	—	—
Alta Fundamental Advisers Master LP (22)	19,606	*	19,606	—	—
Appaloosa Investment LP I (23)	162,710	*	162,710	—	—
Palomino Master Ltd. (23)	138,606	*	138,606	—	—

	Beneficial Ownership Prior to Offering**		Number of Shares Registered for Sale Pursuant to this Prospectus	Beneficial Ownership After Offering**
Name	Number	Percent of Shares		Number	Percent of Shares
Atalan Master Fund, LP (24)	14,201	*	14,201	—	—
ICF II Cayman AIV, Ltd. (25)	974	*	974	—	—
Barclays Capital Inc. (26)	103,291	*	103,291	—	—
Blackwell Partners LLC (28)	26,792	*	26,792	—	—
Blockhouse Capital Management LP (29)	24,964	*	24,964	—	—
Brigade Energy Opportunities Fund LP (30)	44,934	*	44,934	—	—
Brigade Energy Opportunities Fund II LP (30)	4,992	*	4,992	—	—
Brookfield Credit Opportunities Master Fund, L.P. (31)	127,396	*	127,396	—	—
Buckley Lloyd Partners Fund LP (32)	2,839	*	2,839	—	—
Cantor Fitzgerald & Co. (33)	94,726	*	94,726	—	—
Cetus Capital III, LP (35)	82,856	*	82,856	—	—
Columbus Hill Partners, LP (36)	97,261	*	97,261	—	—
Columbus Hill Overseas Master Fund, Ltd. (37)	68,098	*	68,098	—	—
Corvex Master Fund LP (38)	113,617	*	113,617	—	—
Credit Suisse LLC (39)	48,330	*	48,330	—	—
Debello Investors LLC (40)	7,220	*	7,220	—	—
DuPont Pension Trust (42)	28,359	*	28,359	—	—
Goldman Sachs Trust II – Goldman Sachs Multi Manager Alternatives Fund (43)	475	*	475	—	—
Goldman Sachs Trust II – Goldman Sachs Multi Manager Non Core Fixed Income (44)	200	*	200	—	—
Gracie Credit Opportunities Master Fund, LP (45)	42,544	*	42,544	—	—
Ironsides Partners LLC (46)	100,052	*	100,052	—	—
J.P. Morgan Securities LLC (47)	674	*	674	—	—
Kaiser Foundation Hospitals (48)	2,399	*	2,399	—	—
Kaiser Permanente Group Trust (49)	1,398	*	1,398	—	—
KDHB V Partners, LP (50)	3,033	*	3,033	—	—
Crown Managed Accounts SPC (51)	43,850	*	43,850	—	—
Latigo Advisors Master Fund, Ltd. (52)	9,964	*	9,964	—	—
Latigo Ultra Master Fund, Ltd. (52)	49,216	*	49,216	—	—
Legg Mason Alternative Funds ICV – Permal Alternative Income Strategy (53)	13,776	*	13,776	—	—
Littlejohn Opportunities Master Fund LP (35)	17,467	*	17,467	—	—
ICF VI Cayman AIV, Ltd. (55)	4,097	*	4,097	—	—
ICF VII Cayman AIV, Ltd. (56)	1,824	*	1,824	—	—
Map 139 Segregated Portfolio of LMA SPC (58)	33,023	*	33,023	—	—
KTRS Credit Fund LP (59)	13,526	*	13,526	—	—
Marathon Special Opportunity Master Fund Ltd. (59)	68,331	*	68,331	—	—
Marathon Credit Dislocation Fund LP (59)	12,830	*	12,830	—	—
Marathon Bluegrass Credit Fund LP (59)	12,235	*	12,235	—	—
BSF Multi-Manager Alternative Strategies Fund (59)	6,394	*	6,394	—	—
Marathon Centre Street Partnership LP (59)	33,312	*	33,312	—	—
Master SIF SICAV-SIF (59)	10,013	*	10,013	—	—
Penteli Master Fund Ltd. (59)	1,096	*	1,096	—	—
Morgan Stanley & Co., LLC (39)	27,962	*	27,962	—	—
New Generation Limited Partnership (60)	50,184	*	50,184	—	—
New Generation Turnaround Fund (Bermuda) LP (61)	118,720	*	118,720	—	—

	Beneficial Ownership Prior to Offering**		Number of Shares Registered for Sale Pursuant to this Prospectus	Beneficial Ownership After Offering**
Name	Number	Percent of Shares		Number	Percent of Shares
PACE High Yield Investments (62)	3,285	*	3,285	—	—
Pinnacol Assurance (62)	567	*	567	—	—
Nomura Funds Ireland – Global High Yield Bond Fund (63)	71	*	71	—	—
Nomura Funds Ireland plc – US High Yield Bond Fund (63)	38,513	*	38,513	—	—
Nomura Multi Managers Fund II – US High Yield Bond (64)	1,207	*	1,207	—	—
Nomura Multi Managers Fund – Global Bond (64)	141	*	141	—	—
Suzuka Inka (65)	550	*	550	—	—
Delta Master Trust (62)	4,638	*	4,638	—	—
Kapitalforeningen Industiens Pension Portfolio, High Yield Obligationer III (65)	3,976	*	3,976	—	—
Ohio Public Employees Retirement System (65)	6,663	*	6,663	—	—
Pensionkasse SBB (65)	3,803	*	3,803	—	—
Stichting Pensioenfonds TNO (65)	2,596	*	2,596	—	—
Stichting Mars Pensioenfonds (62)	425	*	425	—	—
Mars Associates Retirement Plan (62)	3,340	*	3,340	—	—
L-3 Communications Corporation Master Trust (62)	1,402	*	1,402	—	—
Louisiana State Employees’ Retirement System (65)	2,183	*	2,183	—	—
Nomura High Yield Fund (62)	639	*	639	—	—
PensionDanmark Pensionsforsikringsaktieselskab (65)	3,621	*	3,621	—	—
Stichting Pensioenfonds Hoogovens (65)	2,238	*	2,238	—	—
Kapitalforeningen Unipension Invest, High Yield Obligationer V (62)	6,575	*	6,575	—	—
Safety National Casualty Corporation (62)	1,207	*	1,207	—	—
Barclays Multi-Manager Fund PLC (66)	5,152	*	5,152	—	—
Stichting Blue Sky Active High Yield Fixed Income USA Fund (62)	1,775	*	1,775	—	—
Government of Guam Retirement Fund (65)	71	*	71	—	—
Montgomery County Employees’ Retirement System (62)	2,222	*	2,222	—	—
Montgomery County Consolidated Retiree Health Benefits Trust (62)	283	*	283	—	—
Commonwealth of Massachusetts Employees Deferred Compensation (62)	567	*	567	—	—
Northern Multi-Manager High Yield Opportunity Fund (67)	567	*	567	—	—
General Organization for Social Insurance (65)	639	*	639	—	—
Nomura US Attractive Yield Corporate Bond Fund Mother Fund (68)	1,349	*	1,349	—	—
NWM High Yield Bond Fund (69)	1,419	*	1,419	—	—
Managed Fund/Observatory Credit Markets Fund Ltd. (70)	1,324	*	1,324	—	—
Observatory Credit Markets Fund Ltd (71)	31,789	*	31,789	—	—
Old Mutual Bond 3 Fund (72)	17,182	*	17,182	—	—
PFM Diversified Master Fund, L.P. (73)	303	*	303	—	—
PFM Diversified Institutional Master Fund L.P. (73)	40	*	40	—	—

	Beneficial Ownership Prior to Offering**		Number of Shares Registered for Sale Pursuant to this Prospectus	Beneficial Ownership After Offering**
Name	Number	Percent of Shares		Number	Percent of Shares
PFM Global Long Alpha Master Fund, L.P. (73)	1	*	1	—	—
PFM Diversified Principals Fund, L.P. (74)	6	*	6	—	—
P Gracie Ltd. (75)	99,270	*	99,270	—	—
Pinyon Master Fund Ltd (77)	30,207	*	30,207	—	—
PlusTick Partners, LP (78)	33,167	*	33,167	—	—
PlusTick Partners (QP), LP (78)	14,638	*	14,638	—	—
Schultze Master Fund, Ltd. (82)	12,135	*	12,135	—	—
SEI Global Master Fund PLC – The SEI High Yield Fixed Income Fund (84)	1,114	*	1,114	—	—
SEI Institutional Investments Trust – High Yield Bond Fund (85)	3,298	*	3,298	—	—
SEI Institutional Managed Trust – High Yield Bond Fund (86)	2,099	*	2,099	—	—
Sierra Pacific Securities, LLC (88)	3,775	*	3,775	—	—
Saint Francis Hospital, Inc. (89)	19,975	*	19,975	—	—
Star V Partners LLC (90)	10,189	*	10,189	—	—
Strategic Investment Opportunities, LLC (91)	70,224	*	70,224	—	—
BayCity Long-Short Credit Master Fund, Ltd. (93)	14,201	*	14,201	—	—
TD High Yield Bond Fund (94)	154,468	*	154,468	—	—
The Arbitrage Credit Opportunities Fund (29)	2,130	*	2,130	—	—
The William K. Warren Foundation (95)	44,934	*	44,934	—	—
The William K Warren Medical Research Center, Inc. (96)	5,055	*	5,055	—	—
Third Point Partners Qualified LP (97)	51	*	51	—	—
Third Point Reinsurance Company Ltd (97)	37	*	37	—	—
Turnpike Limited (98)	329,745	1.8	329,745	—	—
Venor Capital Master Fund Ltd. (99)	199,490	1.1	199,490	—	—
Venor Special Situations Fund II LP (99)	97,881	*	97,881	—	—
VSS Fund, LP (35)	26,523	*	26,523	—	—
Water Island Global Master, LP (100)	425	*	425	—	—
Wells Fargo Securities, LLC – Distressed and Special Situations Desk (102)	132,857	*	132,857	—	—
Wexford Catalyst Investors LLC (102)	7,229	*	7,229	—	—
Wexford Spectrum Investors LLC (102)	14,446	*	14,446	—	—
YAM Investments, LLC (103)	49	*	49
State—Boston Retirement System (104)	712	*	712	—	—
Pictet (105)	9,676	*	9,676	—	—
Pictet Sicav II (106)	2,759	*	2,759	—	—
JNL/Crescent High Income Fund (107)	5,608	*	5,608	—	—
Odeon Capital Group, LLC (109)	723	*	723	—	—
SG Aurora Master Fund L.P. (110)	45	*	45	—	—
TDAM USA Funds, Inc. – TD High Yield Bond Fund (111)	426	*	426	—	—
V V Capital Master Fund, LP (112)	3,748	*	3,748	—	—
Timken Foundation of Canton (113)	579	*	579	—	—
WRH High Yield GP LLC (113)	3,564	*	3,564	—	—
International Monetary Fund Staff Retirement Plan (113)	15,798	*	15,798	—	—

	Beneficial Ownership Prior to Offering**		Number of Shares Registered for Sale Pursuant to this Prospectus	Beneficial Ownership After Offering**
Name	Number	Percent of Shares		Number	Percent of Shares
International Monetary Fund Retired Staff Benefits Investment Account (113)	3,519	*	3,519	—	—
Montrone Family CLAT Partnership, LLC (113)	187	*	187	—	—
JB Investments Management, LLC (117)	173,740	*	173,740	—	—
Teachers Insurance and Annuity Association of America (118)	101,763	*	101,763	—	—
TIAA-CREF Funds – TIAA CREF Bond Fund (29)	890	*	890	—	—
TIAA-CREF Funds – TIAA CREF Bond Plus Fund (29)	3,560	*	3,560	—	—
TIAA-CREF Funds – TIAA CREF High-Yield Bond Fund (29)	35,821	*	35,821	—	—
TIAA Global Public Investments, LLC – Series HY (119)	1,815	*	1,815	—	—
KHC Investments, LLC (120)	419	*	419	—	—
Coastland Relative Value Master Fund (121)	10,746	*	10,746	—	—
Coastland Viceroy Master Fund (121)	5,880	*	5,880	—	—
JVB Financial Group LLC (122)	1,125	*	1,125	—	—
King Capital Ltd. (123)	1,782	*	1,782	—	—
Liquidity Solutions, Inc. (124)	1	*	1
Oppenheimer Global Strategic Income Fund (125)	6,227	*	6,227	—	—
Oppenheimer Global High Yield Fund (125)	185	*	185	—	—
Oppenheimer Global Strategic Income Fund/VA (125)	2,164	*	2,164	—	—
Pacific Life Insurance Company (126)	26,848	*	26,848	—	—
PENN Capital Liberty Fund, LP (127)	513	*	513	—	—
Ball Corporation Master Pension Trust (128)	320	*	320	—	—
PENN Distressed Fund, LP (127)	706	*	706	—	—
PENN Capital Pioneer Energy Fund (127)	320	*	320	—	—
Ethel Mae Hocker Foundation Focused Credit (127)	74	*	74	—	—
Peter Kaltman	155	*	155	—	—
Simon Marketable, LP (127)	147	*	147	—	—
Simon Charitable Public, LP (127)	140	*	140	—	—
Simon Charitable Private, LP (127)	179	*	179	—	—
PENN Capital Opportunistic High Yield Fund (127)	140	*	140	—	—
Brookdale Global Opportunity Fund (130)	55,599	*	55,599	—	—
Brookdale International Partners, L.P. (130)	90,712	*	90,712	—	—

*	Less than one percent.
**	Represents number and percentage of shares of Preferred Stock held. Does not reflect shares of Common Stock issuable on conversion, as to which 1.96 shares of Common Stock per share of Preferred Stock are being registered hereby. Assumes that the selling stockholders sell all of the shares of Preferred Stock held by them that have been registered by us pursuant to the Registration Statement of which this prospectus is a part and do not sell any shares held by them that are not registered pursuant to the Registration Statement or acquire any additional shares. Securities registered pursuant to the Registration Statement are not required to be sold, and such registration does not necessarily indicate that the stockholder intends to sell such Securities.

The footnotes below apply to both of the tables above.

(1)	We have been advised by the selling stockholder that the shares held by Discovery Global Focus Master Fund, Ltd., an exempted company, may also be deemed to be beneficially owned by (i) its investment manager, Discovery Capital Management, LLC, a limited liability company and (ii) Robert K. Citrone, the managing member of Discovery Capital Management, LLC.
(2)	We have been advised by the selling stockholder that the shares held by Discovery Global Opportunity Fund, Ltd., an exempted company, may also be deemed to be beneficially owned by (i) its investment manager, Discovery Capital Management LLC, a limited liability company and (ii) Robert K. Citrone, the managing member of Discovery Capital Management, LLC.
(3)	We have been advised by the selling stockholder that the shares held by Discovery Global Opportunity Partners, L.P., a limited partnership, may also be deemed to be beneficially owned by (i) its general partner, Discovery Capital Management, LLC, a limited liability company and (ii) Robert K. Citrone, the managing member of Discovery Capital Management, LLC.
(4)	Represents shares beneficially owned by sub-accounts advised by Discovery Capital Management, LLC. We have been advised by the selling stockholder that such shares may also be deemed to be beneficially owned by Robert K. Citrone, the managing member of Discovery Capital Management, LLC.
(5)	We have been advised by the selling stockholder that Paul E. Singer, Elliott Capital Advisors, L.P. (a Delaware limited partnership which is controlled by Mr. Singer), and Elliott Special GP, LLC (a Delaware limited liability company which is controlled by Mr. Singer), are the general partners of Elliott Associates, L.P. Paul E. Singer has voting and investment power over the shares.
(6)	We have been advised by the selling stockholder that Elliott International, L.P. is the sole shareholder of Luxembourg Investment Company 162 SaRL and that Hambledon, Inc., a Cayman Islands corporation controlled by Paul E. Singer, is the sole general partner of Elliott International, L.P. Paul E. Singer has voting and investment power over the shares.
(7)	We have been advised by the selling stockholder that Elliott Associates, L.P. is the sole limited partner of The Liverpool Limited Partnership and is the sole shareholder of the general partner of The Liverpool Limited Partnership. Paul E. Singer, Elliott Capital Advisors, L.P., a Delaware limited partnership which is controlled by Mr. Singer, and Elliott Special GP, LLC, a Delaware limited liability company which is controlled by Mr. Singer, are the general partners of Elliott Associates, L.P. Paul E. Singer has voting and investment power over the shares.
(8)	We have been advised by the selling stockholder that it is an investment banking firm that regularly performs services such as acting as financial advisor and serving as principal or agent in the purchase and sale of securities, and that it is a direct and wholly-owned subsidiary of The Goldman Sachs Group, Inc.
(9)	We have been advised by the selling stockholder that Ari Zweiman, as managing member of 683 Capital Management, LLC, the investment advisor of 683 Capital Partners, LP, has voting and investment power over the shares.
(10)	We have been advised by the selling stockholder that Aurelius Capital Management, LP is the investment manager to ACP Master, Ltd. and that Aurelius Capital Management GP, LLC is the general partner of the investment manager, with Mark D. Brodsky, who shares voting and dispositive power over the shares, as its senior managing member.
(11)	We have been advised by the selling stockholder that Aurelius Capital Management, LP is the investment manager to Aurelius Capital Master, Ltd. and that Aurelius Capital Management GP, LLC is the general partner of the investment manager, with Mark D. Brodsky, who shares voting and dispositive power over the shares, as its senior managing member.
(12)	We have been advised by the selling stockholder that Jon Bauer is the managing member of Contrarian Capital Management, L.L.C., which is the managing member of each of CCM Pension-A, L.L.C. and CCM Pension-B, L.L.C., the general partner of Contrarian Advantage-B, L.P. and the investment manager of each of Contrarian Capital Fund I, L.P., Contrarian Capital Trade Claims, L.P., Contrarian Dome du Gouter Master Fund L.P., Contrarian Emerging Markets, L.P., Boston Patriot Summer St LLC, Contrarian EM SIF Master LP, Contrarian Opportunity Fund, L.P. and Contrarian Capital Senior Secured, L.P., and, as such, may be deemed to have sole voting and dispositive power over the shares held by the selling stockholder.
(13)	We have been advised by the selling stockholder that Panning Capital Management, LP serves as its investment manager, and that Panning Holdings GP, LLC is the general partner of Panning Capital

Management, LP. William M. Kelly, Kieran W. Goodwin and Franklin S. Edmonds are co-managing members of Panning Holdings GP, LLC.
(14)	We have been advised by the selling stockholder that PointState Capital GP LLC, the general partner of PointState Capital LP, which is, in turn, the investment manager to PointState Fund LP, is the beneficial owner of the shares and that Zachary J. Schreiber is the ultimate managing member who has voting and investment power over the shares.
(15)	We have been advised by the selling stockholder that PointState Holdings LLC, managing member of PointState BlockHouse LLC, which is, in turn, the investment manager of BlockHouse Master Fund LP, is the beneficial owner of the shares and that Zachary J. Schreiber is the ultimate managing member who has voting and investment power over the shares.
(16)	We have been advised by the selling stockholder that PointState Capital GP LLC, the general partner of PointState Capital LP, which is, in turn, the investment manager to Conflux Fund LP, is the beneficial owner of the shares and that Zachary J. Schreiber is the ultimate managing member who has voting and investment power over the shares.
(17)	We have been advised by the selling stockholder that PointState Capital GP LLC, the general partner of PointState Capital LP, which is, in turn, the investment manager to SteelMill Master Fund LP, is the beneficial owner of the shares and that Zachary J. Schreiber is the ultimate managing member who has voting and investment power over the shares.
(18)	We have been advised by the selling stockholder that Matthew L. Clark, State Investment Officer, has voting and dispositive power over the shares.
(19)	We have been advised by the selling stockholder that it is a Cayman Islands exempted company managed by the limited liability company Alden Global Capital, LLC, and that Heath Freeman has voting and investment power over the shares.
(20)	We have been advised by the selling stockholder that it is a Cayman Islands partnership managed by the limited liability company Alden Global Capital, LLC, and that Heath Freeman has voting and investment power over the shares.
(21)	We have been advised by the selling stockholder that it is managed by AllianceBernstein L.P. and that Sherif M. Hamid, William Smith, and Gershon Distenfeld, as portfolio managers, have voting power/trading authority over the shares.
(22)	We have been advised by the selling stockholder that Alta Fundamental Advisers GP LLC is its general partner and that Alta Fundamental Advisers LLC is its investment manager. Jeremy Carton and Gilbert Li, owners of Alta Fundamental Advisers LLC, have voting and investment power over the shares.
(23)	We have been advised by the selling stockholder that Appaloosa LP is its investment adviser.
(24)	We have been advised by the selling stockholder that Atalan Master Fund LP, a private limited partnership managed by its investment advisor Atalan Capital Partners LP, is the beneficial owner of the shares. Atalan Capital Partners LP is controlled by its general partner, Atalan Capital Partners (GP) LLC, the managing member of which is David R. Thomas, who has voting and investment power over the shares.
(25)	We have been advised by the selling stockholder that Ares Management, L.P., as owner of Ares Management LLC, the owner of Ares Management Limited, the investment advisor of ICF II Cayman AIV Ltd., has voting and dispositive control over the shares.
(26)	We have been advised by the selling stockholder that it is a wholly owned subsidiary of Barclays PLC, a reporting company.
(27)	We have been advised by the selling stockholder that it is a Cayman Islands limited partnership whose assets are managed by BFAM Partners (Cayman) Limited, a Cayman Islands corporation. Under a sub-advisory agreement, BFAM Partners (Hong Kong) Ltd has been delegated with all investment management rights over BFAM Asian Opportunities Master Fund, LP. Benjamin Fuchs, as Chief Investment Officer of BFAM Partners (Hong Kong) Limited, has voting and investment power over the shares.
(28)	We have been advised by the selling stockholder that Alta Fundamental Advisers GP LLC is its general partner and that Alta Fundamental Advisers LLC is its investment manager. Jeremy Carton and Gilbert Li, owners of Alta Fundamental Advisers LLC, have voting and investment power over the shares.

(29)	We have been advised by the selling stockholder that it is an investment company registered under the Investment Company Act of 1940.
(30)	We have been advised by the selling stockholder that its general partner is Brigade Capital GP, LLC. Brigade Capital GP, LLC has delegated voting and investment power to its affiliate, Brigade Capital Management, LP. Donald E. Morgan, III serves as managing member of Brigade Capital GP, LLC and managing member of the general partner of Brigade Capital Management, LP, and has voting and investment power over the shares.
(31)	We have been advised by the selling stockholder that it is managed by Brookfield Asset Management Private Institutional Capital Adviser (Credit), LLC and that Angelo Rufino, Robert Paine, Anthony Bavaro, and David Levenson have voting and investment power over the shares.
(32)	We have been advised by the selling stockholder that it is managed by Buckley Lloyd Partners, LLC and that Robert Buckley has voting and investment power over the shares.
(33)	We have been advised by the selling stockholder that Shawn Matthews, chief executive officer, and James M. Bond, chief operating officer, have voting and investment power over the shares.
(34)	We have been advised by the selling stockholder that it is a limited liability partnership managed by Susquehanna Advisors Group, Inc., its authorized agent, which has discretionary authority to vote and dispose of the shares. Michael Ferry may also be deemed to have investment discretion and/or voting power over the shares through Susquehanna Advisors Group, Inc. and may be deemed to beneficially own the shares. Mr. Ferry disclaims any such beneficial ownership of the shares.
(35)	We have been advised by the selling stockholder that Robert E. Davis, as its managing director, has voting and investment power over the shares.
(36)	We have been advised by the selling stockholder that its investment manager, Columbus Hill Capital Management, L.P. (“CHCM”) and its general partner, Columbus Hill Capital Partners, L.L.C. (“CHCP”) have or may be deemed to have, respectively, voting and dispositive power over the shares. CHC Partners, L.L.C. (“CHC”) is the general partner of CHCM and, in such capacity, may be deemed to have voting and dispositive power over the shares.
Kevin D. Eng is the chief executive officer and chief investment officer of CHCM and the managing member of CHC. Gene Ko is the Director of Research of CHCM. In such capacities, Messrs. Eng and Ko may be deemed to have voting and dispositive power over the shares.
(37)	We have been advised by the selling stockholder that its investment manager, CHCM and its general partner, CHCP have or may be deemed to have, respectively, voting and dispositive power over the shares. CHC is the general partner of CHCM and, in such capacity, may be deemed to have voting and dispositive power over the shares.
Kevin D. Eng is the chief executive officer and chief investment officer of CHCM, a director of the selling stockholder and the managing member of CHC. Gene Ko is the Director of Research of CHCM. In such capacities, Messrs. Eng and Ko may be deemed to have voting and dispositive power over the shares.
(38)	We have been advised by the selling stockholder that it is a Cayman Islands limited partnership, the general partner of which is controlled by Keith Meister. Its investment advisor, Corvex Management LP, a Delaware limited partnership whose general partner is controlled by Mr. Meister, and Mr. Meister may be deemed to beneficially own the shares.
(39)	We have been advised by the selling stockholder that it is a majority owned subsidiary of a reporting company under the Exchange Act.
(40)	We have been advised by the selling stockholder that it is a Delaware limited liability company managed by Wexford Capital LP, a Delaware limited partnership. Charles E. Davidson and Joseph M. Jacobs, members of Wexford GP LLC, the general partner of Wexford Capital LP, have voting and investment power over the shares.
(41)

We have been advised by the selling stockholder that it is a limited partnership that has an investment agreement with Dendera Capital, L.P. (a limited partnership managed by Geoffrey Arens as managing member, Dendera Capital Holdings, Inc., and Arens Family Trust) and that is operated by Dendera Capital GP, LLC (a limited liability company that is operated by Geoffrey Arens as managing member, Dendera Capital Principals, LLC, and Arens Family Trust), its general partner. Dendera Capital Principals, LLC is a limited liability company operated by Geoffrey Arens as managing member, and Dendera Capital

Holdings, Inc. is an S corporation owned by Geoffrey Arens. Geoffrey Arens has voting and investment power over the shares.
(42)	We have been advised by the selling stockholder that it is a trust, of which the trustee is State Street Bank and Trust Company, and that the investment manager is DuPont Capital Management. Kris Kowal, the Chief Investment Officer of DuPont Capital Management, has voting and investment power over the shares.
(43)	We have been advised by the selling stockholder that Ares Management, L.P., as owner of Ares Management LLC, the owner of Ares Capital Management II LLC, the investment advisor of Goldman Sachs Trust II – Goldman Sachs Multi-Manager Alternatives Fund, has voting and dispositive control over the shares.
(44)	We have been advised by the selling stockholder that Ares Management, L.P., as owner of Ares Management LLC, the owner of Ares Capital Management II LLC, the investment advisor of Goldman Sachs Trust II – Goldman Sachs Multi-Manager Non-Core Fixed Income Fund, has voting and dispositive control over the shares.
(45)	We have been advised by the selling stockholder that it is a Cayman Islands exempted limited partnership of which the investment manager is P&S Credit Management, L.P., a Delaware limited partnership. P&S Credit Partners, LLC, a Delaware limited liability company, serves as general partner of both the selling stockholder and its investment manager, and James Palmisciano, chief investment officer, is its managing member who has voting and investment power over the shares. Moelis Asset Management LP is the indirect sole owner of the general partner and the investment manager.
(46)	We have been advised by the selling stockholder that Robert Knapp serves as its manager. The selling stockholder and Mr. Knapp each disclaim beneficial ownership of the shares except to the extent of its or his pecuniary interest therein.
(47)	We have been advised by the selling stockholder that it is a majority owned subsidiary of JPMorgan Chase & Co., a reporting company under the Exchange Act.
(48)	We have been advised by the selling stockholder that Ares Management, L.P., as owner of Ares Management LLC, the investment advisor of Kaiser Foundation Hospitals, has voting and dispositive power over the shares held by Kaiser Foundation Hospitals.
(49)	We have been advised by the selling stockholder that Ares Management, L.P., as owner of Ares Management LLC, the investment advisor of Kaiser Permanente Group Trust, has voting and dispositive power over the shares held by Kaiser Permanente Group Trust.
(50)	We have been advised by the selling stockholder that it is a private investment fund managed by its general partner, KDHB V Capital Management, LLC, the managing member of which is Dorsey D. Farr, who has voting and investment power over the shares.
(51)	We have been advised by the selling stockholder that David Sabath and David Ford, managing members of Latigo Partners, LP, trading advisor of Crown Managed Accounts SPC, acting for and on behalf of the selling stockholder, have voting and investment power over the shares.
(52)	We have been advised by the selling stockholder that David Sabath and David Ford, managing members of Latigo Partners, LP, investment manager of the selling stockholder, have voting and investment power over the shares.
(53)	We have been advised by the selling stockholder that P&S Credit Management, L.P. serves as the sub-adviser to the selling stockholder, and that Moelis Asset Management LP is the indirect sole owner of the sub-adviser. P&S Credit Partners, LLC is the general partner to P&S Credit Management L.P., and its managing member is James Palmisciano, chief investment officer, who has voting and investment power over the shares.
(54)	We have been advised by the selling stockholder that it is a corporation managed by Long Investment Management International Limited, which is managed by director George W. Long, who has voting and investment power over the shares.
(55)	We have been advised by the selling stockholder that Ares Management, L.P., as owner of Ares Management LLC, the owner of Ares Management Limited, the investment advisor of ICF VI Cayman AIV Ltd., has voting and dispositive control over the shares.

(56)	We have been advised by the selling stockholder that Ares Management, L.P., as owner of Ares Management LLC, the owner of Ares Management Limited, the investment advisor of ICF VII Cayman AIV Ltd., has voting and dispositive control over the shares.
(57)	We have been advised by the selling stockholder that Lord, Abbett & Co. LLC is its investment advisor and that Daria L. Foster, as managing member of Lord, Abbett & Co. LLC, has voting and investment power over the shares.
(58)	We have been advised by the selling stockholder that Venor Capital Management LP serves as its investment advisor. Michael Wartell and Jeffrey Bersh, the co-chief investment officers of Venor Capital Management LP, have voting and investment power over the shares.
(59)	We have been advised by the selling stockholder that Marathon Asset Management LP serves as its investment advisor and that Marathon Asset Management GP LLC is the general partner of Marathon Asset Management LP. Bruce Richards and Louis Hanover, as managing members of Marathon Asset Management GP LLC, have voting and investment power over the shares.
(60)	We have been advised by the selling stockholder that it is a Massachusetts Limited Partnership and that New Generation Advisors, LLC is its general partner and investment manager. George Putnam III, director and president of the general partner, Christopher M. McHugh, director of the general partner, and Michael S. Weiner, director of the general partner, have voting and investment power over the shares.
(61)	We have been advised by the selling stockholder that it is a Bermuda Limited Partnership and that New Generation Advisors, LLC, is its general partner and investment manager. George Putnam III, director and president of the general partner, Christopher M. McHugh, director of the general partner, and Michael S. Weiner, director of the general partner, have voting and investment power over the shares.
(62)	We have been advised by the selling stockholder that Nomura Corporate Research and Asset Management Inc. is its investment advisor and controlling entity. Stephen Kotsen, its managing director, has voting and investment power over the shares.
(63)	We have been advised by the selling stockholder that Nomura Corporate Research and Asset Management Inc. (“NCRAM”) is the investment sub-adviser of this open-ended investment company with variable capital incorporated in Ireland and authorized as an Undertaking for Collective Investment in Transferrable Securities. NCRAM’s affiliate, Nomura Asset Management U.K. (“NAM UK”), is the investment adviser. NCRAM has investment power over the shares. NAM UK retains voting power.
(64)	We have been advised by the selling stockholder that NCRAM is the investment sub-adviser of this Cayman Islands open-ended umbrella trust. Its affiliate Nomura Funds Research and Technologies Co., Ltd. (“NFRT”) is the investment adviser. NCRAM has investment power over the shares. NFRT retains voting power.
(65)	We have been advised by the selling stockholder that NCRAM is the selling stockholder’s investment manager. NCRAM has investment power over the shares and the selling stockholder has retained voting power.
(66)	We have been advised by the selling stockholder that NCRAM is the investment sub-adviser of this open-ended investment company with variable capital structure as an umbrella fund with segregated liability and incorporated in Ireland and authorized as an Undertaking for Collective Investment in Transferrable Securities. Barclays Bank PLC is the investment manager. NCRAM has investment power over the shares. Barclays Bank PLC retains voting power.
(67)	We have been advised by the selling stockholder that NCRAM is the investment sub-adviser of this registered investment company under the Investment Company Act of 1940. Northern Trust Investment, Inc. is the adviser. NCRAM has investment power over the shares. Northern Trust Investment, Inc. retains voting power.
(68)	We have been advised by the selling stockholder that NCRAM is the investment sub-adviser of this fund registered under the laws of Japan. Nomura Asset Management Co., Ltd. (“NAM”) is the adviser. NCRAM has investment power over the shares. NAM retains voting power.
(69)	We have been advised by the selling stockholder that it is an unincorporated open-ended trust formed under the laws of the province of British Columbia and that it is managed by Nicola Wealth Management. Michael Leung, its portfolio manager, has voting and investment power over the shares.

(70)	We have been advised by the selling stockholder that it is a Jersey Fund managed by SG Hambros Fund Managers (Jersey) Limited and sub-managed by Lyxor Asset Management S.A.S. Its trading advisor is Observatory Capital Management LLP, a UK regulated limited liability partnership, of which Shazad Ghaffar is the Chief Investment Officer and one of the managing members.
(71)	We have been advised by the selling stockholder that it is a Cayman fund managed by Observatory Capital Management LLP, a UK regulated limited liability partnership, of which Shazad Ghaffar is the Chief Investment Officer and one of the managing members of the LLP.
(72)	We have been advised by the selling stockholder that DuPont Capital Management serves as its investment manager and that Kris Kowal, Chief Investment Officer of DuPoint Capital Management, has voting and investment power over the shares.
(73)	We have been advised by the selling stockholder that Partner Fund Management L.P. serves as its investment manager and that Christopher James, as co-managing partner of Partner Fund Management, L.P., has voting and investment power over the shares.
(74)	We have been advised by the selling stockholder that Partner Investment Management L.P. serves as its investment manager and that Christopher James, its portfolio manager, has voting and investment power over the shares.
(75)	We have been advised by the selling stockholder that it is a business company with limited liability formed under the laws of the British Virgin Islands and that P&S Credit Management, L.P., a Delaware limited partnership, the direct and sole owner of which is Moelis Asset Management LP, serves as its investment advisor and provides it with discretionary investment advisory services pursuant to an investment advisory agreement. P&S Credit Partners, LLC is the general partner to P&S Credit Management L.P., and its managing member is James Palmisciano, chief investment officer, who has voting and investment power over the shares.
(76)	We have been advised by the selling stockholder that Phoenix Investment Adviser LLC, a Delaware limited liability company, provides discretionary investment advice to the selling stockholder. Phoenix Investment Adviser LLC is owned by Jeffrey Peskind, who has voting and investment power over the shares.
(77)	We have been advised by the selling stockholder that it is managed by Pinyon Asset Management LP, the corporate general partner of which is Pinyon Management LLC. Pinyon Management LLC is controlled by Patrick T. Burke and Richard Geller, who have voting and investment power over the shares.
(78)	We have been advised by the selling stockholder that it is a partnership controlled by PlusTick Management, LLC, a limited liability company, which is controlled by its managing member, Thomas J. Hill, who has voting and investment power over the shares.
(79)	We have been advised by the selling stockholder that it is managed by Ratan Capital Management, LP and that Nehal Chopra, general partner/director, has voting and investment power over the shares.
(80)	We have been advised by the selling stockholder that Reef Road Capital, LLC serves as its investment advisor and that Eric Rosen has voting and investment power over the shares.
(81)	We have been advised by the selling stockholder that it is managed by Russell Investments Capital, LLC, a registered investment adviser, and that Russell Investment Institutional Funds Management, LLC serves as its managing member. Colette K. Taylor, Jeffrey T. Hussey, and Matthew C. Moss are the directors for the board of the managing member and have voting and investment power over the shares.
(82)	We have been advised by the selling stockholder that it is an investment pool vehicle (hedge fund), managed by Schultze Asset Management, LP (“SAM”), which is owned by George J. Schultze and his immediate family. George Schultze is the managing member of Schultze Asset Management GP, LLC, the general partner of SAM, and he has the voting and investment power over the shares.
(83)	We have been advised by the selling stockholder that it is a limited liability company managed by SC Lowy Asset Management Ltd., a Cayman Islands limited liability company, and the Michel Lowy and Soo Chen Lee, controllers of SC Lowy Asset Management, Ltd., have voting and investment power over the shares.
(84)	We have been advised by the selling stockholder that Ares Management, L.P., as owner of Ares Management LLC, the investment advisor of SEI Global Master Fund PLC, has voting and dispositive control of the shares.

(85)	We have been advised by the selling stockholder that Ares Management, L.P., as owner of Ares Management LLC, the investment advisor of SEI Institutional Investments Trust – High Yield Bond Fund, has voting and dispositive control of the shares.
(86)	We have been advised by the selling stockholder that Ares Management, L.P., as owner of Ares Management LLC, the investment advisor of SEI Institutional Managed Trust – High Yield Bond Fund, has voting and dispositive control of the shares.
(87)	We have been advised by the selling stockholder that Senator Investment Group LP serves as its investment manager and that Alexander Klabin and Douglas Silverman have control of a Delaware limited liability company that may be deemed to control the selling stockholder. Alexander Klabin and Douglas Silverman each disclaim any beneficial ownership of the shares.
(88)	We have been advised by the selling stockholder that Erin Lankowsky and Jarrod Dean, co-presidents, have voting and investment power over the shares.
(89)	We have been advised by the selling stockholder that it is a 501(c)(3) corporation and that Mark Buntz serves as its investment advisor and has voting and investment power over the shares.
(90)	We have been advised by the selling stockholder that Alta Fundamental Advisers GP LLC is its general partner and that Alta Fundamental Advisers LLC is its investment manager. Jeremy Carton and Gilbert Li, owners of Alta Fundamental Advisers LLC, have voting and investment power over the shares.
(91)	We have been advised by the selling stockholder that it is a limited liability corporation managed by Alden Global Capital, LLC, a limited liability company, and that Heath Freeman has voting and investment power over the shares.
(92)	We have been advised by the selling stockholder that it is a Cayman Islands exempted limited partnership whose general partners are Paloma Partners Management Company, a Delaware corporation, and Paloma Advisors LP, a Delaware limited partnership. S. Donald Sussman and Eric Rosen have voting and dispositive power over the shares.
(93)	We have been advised by the selling stockholder that it is managed by Symphony Asset Management LLC, a registered investment advisor, and that Gunther Stein, the chief investment officer of Symphony Asset Management LLC, has voting and investment power over the shares.
(94)	We have been advised by the selling stockholder that it is managed by TD Asset Management Inc., a Canadian-registered Investment Fund Manager, and that Gregory Kocik, Managing Director, is the portfolio manager with voting and investment power over the shares.
(95)	We have been advised by the selling stockholder that it is a 501(c)(3) corporation and that Mark Buntz, C.F.O., is its investment manager who has voting and investment power over the shares.
(96)	We have been advised by the selling stockholder that it is a 501(c)(3) corporation and 509(a)(3) supporting organization to Saint Francis Health System, Inc., and that Mark Buntz, treasurer, is its investment advisor who has voting and investment power over the shares.
(97)	We have been advised by the selling stockholder that it is managed by Third Point LLC and that Daniel S. Loeb, managing member of Third Point LLC, has voting and investment power over the shares.
(98)	We have been advised by the selling stockholder that it is a Cayman Island company limited by shares that is managed by Alden Global Capital LLC, a limited liability company, and that Heath Freeman has voting and investment power over the shares.
(99)	We have been advised by the selling stockholder that Venor Capital Management LP serves as its investment manager and that Michael Wartell and Jeffrey Bersh, the co-chief investment officers of Venor Capital Management LP, have voting and investment power over the shares.
(100)	We have been advised by the selling stockholder that it is a Cayman domiciled limited partnership and that Water Island Capital, LLC serves as its investment manager. John Orrico is the managing member of Water Island Capital, LLC and has voting and investment power over the shares.
(101)	We have been advised by the selling stockholder that Wells Fargo Securities, LLC has voting and dispositive power over the shares.
(102)	We have been advised by the selling stockholder that it is a Delaware limited liability company managed by Wexford Capital LP, a Delaware limited partnership. Wexford GP LLC serves as the general partner of Wexford Capital LP. Charles E. Davidson and Joseph M. Jacobs are members of Wexford GP LLC and have voting and investment power over the shares.

(103)	We have been advised by the selling stockholder that it is a single member limited liability company managed by Pamela Yee, who has voting and investment power over the shares.
(104)	We have been advised by the selling stockholder that it is a governmental pension plan as defined by federal law and that Crescent Capital Group LP serves as its adviser. John Fekete is primarily responsible for the management of the selling stockholder and has voting and investment power over the shares, together with Conrad Chen, Jonathan Insull, and Wayne Hosang.
(105)	We have been advised by the selling stockholder that it is a compartment (separate fund) of Pictet, an open-ended investment company (SICAV) incorporated under Luxembourg law in accordance with the provisions of Part I of the law of 17 December 2010 governing undertakings for collective investment in Luxembourg. Pictet Asset Management (Europe) S.A. serves as its adviser and Crescent Capital Group LP serves as its sub-advisor. John Fekete and Conrad Chen are primarily responsible for the management of the selling stockholder and, together with Jonathan Insull and Wayne Hosang, have voting and investment power over the shares.
(106)	We have been advised by the selling stockholder that it is a compartment (separate fund) of Pictet SICAV II, an investment company (SICAV) incorporated under Luxembourg law in accordance with the provisions of Part I of the law of 17 December 2010 governing undertakings for collective investment in Luxembourg. Pictet Asset Management (Europe) S.A. serves as its adviser and Crescent Capital Group LP serves as its sub-adviser. John Fekete and Conrad Chen are primarily responsible for the management of the selling stockholder and, together with Jonathan Insull and Wayne Hosang, have voting and investment power over the shares.
(107)	We have been advised by the selling stockholder that it is an investment company registered under the Investment Company Act of 1940.
(108)	We have been advised by the selling stockholder that it is a mutual fund trust managed by Fulcra Asset Management Inc. and that Matthew Shandro, portfolio manager, has voting and investment power over the shares.
(109)	We have been advised by the selling stockholder that Evan Schwartzberg and Matthew Van Alstyne have voting and investment power over the shares.
(110)	We have been advised by the selling stockholder that it is a Cayman Islands limited partnership managed by S Goldman Asset Management LLC, a registered investment advisor, and that Sheldon Goldman, through his management of S Goldman Asset Management LLC, has voting and investment power over the shares.
(111)	We have been advised by the selling stockholder that it is an investment company registered under the Investment Company Act of 1940, which is managed by TD Asset Management USA Funds, Inc., and that Gregory Kocik, as portfolio manager, has voting and investment power over the shares.
(112)	We have been advised by the selling stockholder that it is a Cayman Islands exempted limited partnership and that V V Capital Management, LP serves as it investment manager. Venkat Venkatraman is the managing partner of V V Capital Management, LP and has voting and investment power over the shares.
(113)	We have been advised by the selling stockholder that it is managed by W.R. Huff Asset Management Co., L.L.C., and that William R. Huff has voting and investment power over the shares.
(114)	We have been advised by the selling stockholder that it is a limited liability corporation, that First Republic Investment Management Corporation serves as its investment manager, and that Glendon Capital Management, LP serves as its sub-advisor. James P. Conn Sr., Craig Jorasch, and Charles Volkhardt Moore, as board members of Altair Global Credit Opportunities Fund (A), LLC, and Matthew Barrett, Holly Kim Olson, Brian Berman, Eitan Melamed, and Michael Keegan, as partners of Glendon Capital Management, LP, have voting and investment power over the shares.
(115)	We have been advised by the selling stockholder that it is a 501(c) corporation and that Glendon Capital Management, LP serves as its investment manager. Matthew Barrett, Holly Kim Olson, Brian Berman, Eitan Melamed, and Michael Keegan, as partners of Glendon Capital Management, LP, have voting and investment power over the shares.
(116)

We have been advised by the selling stockholder that it is a limited partnership and that Glendon Capital Management, LP serves as its investment manager. Matthew Barrett, Holly Kim Olson, Brian Berman,

Eitan Melamed, and Michael Keegan, as partners of Glendon Capital Management, LP, have voting and investment power over the shares.
(117)	We have been advised by the selling stockholder that it is managed by JB Investments Partners II, LP, its general partner, which is managed by JB Investments Partners II, LLC, its general partner, of which the managing member is Brian J. Riley, who has voting and investment power over the shares.
(118)	We have been advised by the selling stockholder that it is a legal reserve life insurance company under the insurance laws of the State of New York and that all of its outstanding stock is held by the TIAA Board of Overseers. The TIAA Board of Overseers is a New York not-for-profit corporation incorporated in the State of New York, created for the purpose of holding the stock of TIAA. The TIAA Board of Overseers elects the members of the TIAA Board of Trustees, which oversees the management of TIAA and, among other things, approves changes to TIAA’s organization documents. The current members of the TIAA Board of Overseers are: Lawrence S. Bacow, Scott S. Cowen, Roger W. Ferguson, Cleve L. Kilingsworth, Michael S. McPherson, and Alair A. Townsend.
(119)	We have been advised by the selling stockholder that it is a wholly owned subsidiary of Teachers Insurance and Annuity Association of America (“TIAA”). TIAA is a legal reserve life insurance company under the insurance laws of the State of New York and all of its outstanding stock is held by the TIAA Board of Overseers. The TIAA Board of Overseers is a New York not-for-profit corporation incorporated in the State of New York, created for the purpose of holding the stock of TIAA. The TIAA Board of Overseers elects the members of the TIAA Board of Trustees, which oversees the management of TIAA and, among other things, approves changes to TIAA’s organization documents. The current members of the TIAA Board of Overseers are: Lawrence S. Bacow, Scott S. Cowen, Roger W. Ferguson, Cleve L. Kilingsworth, Michael S. McPherson, and Alair A. Townsend.
(120)	We have been advised by the selling stockholder that James A. Kaaz is its 100% owner and that he has voting and investment power over the shares.
(121)	We have been advised by the selling stockholder that Coastland Capital, LLC serves as its investment advisor and that Grace S. Mao, Shaun Sparkman, Nicolas Edney, Robert Warren, and Derek Dunn have voting and investment power over the shares.
(122)	We have been advised by the selling stockholder that it is owned by J.V.B. Financial Group Holdings, LP, the managing member of which is C&Co/PrinceRidge Partners LLC. The sole member of C&Co/PrinceRidge Partners LLC is IFMI, LLC, which is owned by Institutional Financial Markets, Inc., a publicly traded company. Lester Brafman (chief executive officer of J.V.B. Financial Group, LLC, IFMI, LLC, and Institutional Financial Markets, Inc.), Joseph Pooler (chief financial officer and managing member of C&Co/PrinceRidge Partners LLC), and Josh Zucker (head corporate high yield trader of J.V.B. Financial Group, LLC) have voting and investment power over the shares.
(123)	We have been advised by the selling stockholder that it is a corporation registered in the state of Connecticut and that Pendleton King, president, has voting and investment power over the shares.
(124)	We have been advised by the selling stockholder that it is a corporation organized under the laws of the state of New Jersey and that David Fishel has voting and investment power over the shares.
(125)	We have been advised by the selling stockholder that OppenheimerFunds, Inc. serves as its investment manager.
(126)	We have been advised by the selling stockholder that Mary Ann Brown, Kevin Byrne, Joe Celentano, Adrian Griggs, Andrew Oleksiw, Tony Premer, Josh Scott, James T. Morris, Darryl D. Button, Sharon A. Cheever, Lawrence F. Harr, Kevin Collins, Barney Dougherty, Todd Nasser, Jim Burritt, and Jeff Johnson have voting and investment power over the shares.
(127)	We have been advised by the selling stockholder that it is managed by Penn Capital Management Co., Inc.
(128)	We have been advised by the selling stockholder that it is managed by Ball Corporation, which is a reporting company under the Exchange Act.
(129)	We have been advised by the selling stockholder that George F. Kubin, senior vice president, has voting and investment power over the shares.
(130)	We have been advised by the selling stockholder that Weiss Asset Management LP serves as its investment manager. The general partner of Weiss Asset Management LP is WAM GP LLC, and Andrew M. Weiss, the manager of WAM GP LLC, has voting and investment power over the shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Under a written policy adopted by the Board, the Nominating and Corporate Governance Committee is responsible for reviewing and approving all transactions between us and certain “related persons,” such as our executive officers, directors and owners of more than 5% of our voting securities. In reviewing a transaction, the Nominating and Corporate Governance Committee considers the relevant facts and circumstances, including the benefits to us, any impact on director independence and whether the terms are consistent with a transaction available on an arms-length basis. Only those related person transactions that are determined to be in (or not inconsistent with) our best interests and the best interests of our stockholders are permitted to be approved. No Committee member may participate in any review of a transaction in which the member or any of his or her family members is the related person. A copy of the policy can be found on our website (www.peabodyenergy.com) by clicking on “Investor Info,” then “Corporate Governance,” and then “Governance Documents,” and is available in print to any stockholder who requests it. Information on our website is not considered part of this prospectus or the Registration Statement of which this prospectus is a part.

Related person transactions for the last three fiscal years are described below.

Transaction	Description of Relationship
Registration Rights Agreement

On the Effective Date, we entered into the Registration Rights Agreement with certain of our pre-emergence creditors that received Securities on the Effective Date (together with any person or entity that becomes a party to the Registration Rights Agreement, the “Holders”), as provided in the Plan. The Registration Rights Agreement provides resale registration rights for the Holders’ Registrable Securities (as defined in the Registration Rights Agreement).

Pursuant to the Registration Rights Agreement, we are required to file a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to the Registrable Securities within 30 days of the Effective Date. The Registration Statement, of which this prospectus forms a part, that we have filed with the SEC has fulfilled this requirement. We are required to maintain the effectiveness of any such registration statement until the Registrable Securities covered by the registration statement have been disposed of or are no longer Registrable Securities.

In addition, if there is no Shelf Registration Statement, or if the Registrable Securities cannot be sold under the Shelf Registration Statement, the Holders have the right to demand that the Company effect the registration of any or all of the Registrable Securities (a “Demand Registration”). We are not obligated to effect more than four Demand Registrations in any twelve-month period, and we need not comply with such a request unless the aggregate gross proceeds from such a sale will exceed $25 million.

Holders also have customary underwritten offering and piggyback registration rights, subject to the limitations set forth in the Registration Rights Agreement. Under their underwritten offering registration rights, certain Holders have certain rights to demand that we effectuate the distribution of any or all of their Registrable Securities by means of an underwritten offering pursuant to a shelf takedown. We are not obligated to effect an underwritten offering within 90 days after the consummation of a previous underwritten offering.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration statement and our right to delay or withdraw a registration statement under certain circumstances. We will generally pay all registration expenses in connection with our obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods and, if an underwritten offering is contemplated, limitations on the number of shares to be included in the underwritten offering that may be imposed by the managing underwriter.

No separate review of this transaction was performed by the Nominating and Corporate Governance Committee as it was a requirement of the Plan.

Joy Global Inc.	Michael W. Sutherlin was elected to the Board on January 22, 2014. He served as the President and Chief Executive Officer of Joy Global Inc., a mining equipment and services provider, from 2006 to December 2013 and continued as an employee of Joy through January 31, 2014. We purchase mining equipment and services from Joy and its subsidiaries in the ordinary course of our business. Mr. Sutherlin, given his previous position as President and Chief Executive Officer of Joy, may be deemed to have been a related party with an indirect material interest in these transactions. During 2013, we paid Joy and its subsidiaries approximately $81.3 million for mining equipment and services. The Nominating and Corporate Governance Committee reviewed and ratified these transactions under our related persons transactions policy at the time that Mr. Sutherlin was elected to the Board.

DESCRIPTION OF CAPITAL STOCK

Below, we have summarized the material terms of our Fourth Amended and Restated Certificate of Incorporation (“Charter”), the Certificate of Designation attached thereto, and our Amended and Restated Bylaws (“Bylaws”) and relevant sections of the Delaware General Corporation Law (the “DGCL”). The summaries below are not intended to be complete and are subject to and qualified in their entirety by our full Charter and Bylaws, copies of which have been filed as exhibits to our registration statement on Form 8-A dated April 3, 2017 and are incorporated by reference into the Registration Statement of which this prospectus is a part, and by the applicable provisions of the DGCL.

Authorized Capital

We have the authority to issue a total of 450,000,000 shares of Common Stock, par value $0.01 per share, 100,000,000 shares of preferred stock, par value $0.01 per share, of which 50,000,000 are designated as Preferred Stock, and 50,000,000 shares of series common stock, par value $0.01 per share.

The Board of Directors is granted authority to issue both preferred stock and series common stock of one or more series and in connection with the creation of any such series to fix by the resolution or resolutions providing for the issue of shares, any designation, voting powers, preferences and relative, participating, optional, or other special rights of such series, and the qualifications, limitations or restrictions attaching thereto.

We may not issue non-voting equity securities; provided, however, that such restriction shall (a) not apply beyond what is required under Section 1123(a)(6) of the Bankruptcy Code, (b) only have such force and effect for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to us, and (c) in all events may be amended or eliminated in accordance with applicable law.

Preferred Stock

Series A Convertible Preferred Stock

Our outstanding Preferred Stock accrues dividends at a rate of 8.5% per annum, payable in kind semi-annually on April 30 and October 31 of each year as additional shares of Preferred Stock. Our Preferred Stock will also participate on an as-converted basis (giving effect to any accrued and unpaid dividends) in any dividend, distribution or payments to holders of Common Stock. If we liquidate, dissolve or wind up, whether voluntarily or involuntarily, the holders of Preferred Stock are granted $25.00 per share of Preferred Stock, plus any accrued but unpaid dividends through the date of liquidation. They may also participate on an as-converted basis in any payments upon liquidation payable to the holders of Common Stock.

The Preferred Stock shall be convertible into Common Stock at any time, at the option of the holders at an initial conversion price of $16.25, representing a discount of 35% to the equity value assigned to the Common Stock by the Plan (subject to customary any-dilution adjustments, the “Conversion Price”). If at any time following the Effective Date, less than 7,500,000 shares of Preferred Stock remain outstanding, then the Company shall have the right, but not the obligation, to redeem all (but not less than all) of the remaining shares of Preferred Stock, following thirty days’ notice, and on no more than 60 days’ notice, at a redemption price equal to $25 per share of Preferred Stock, payable in cash or shares of Common Stock at our election, subject to certain adjustments; provided that the Company shall not redeem any shares of Preferred Stock for cash during any time that any obligations under our senior secured term loan facility entered into on April 3, 2016 remain outstanding. At any time following the Effective Date, if holders of at least 66 2/3% of the Preferred Stock elect to convert, then all remaining outstanding Preferred Stock will automatically convert at the same time and on the same terms.

In addition, beginning on the Effective Date, each outstanding share of Preferred Stock shall automatically convert into a number of shares of Common Stock at the Conversion Price (such conversion, the “Mandatory

Conversion”) if the volume weighted average price of the Common Stock exceeds $32.50 (the “Conversion Threshold”) for at least 45 trading days in a 60 consecutive trading day period, including each of the last 20 days in such 60 consecutive trading day period (such period, the “Mandatory Conversion Period’). Notwithstanding the foregoing, during the first 45 trading days after the Effective Date, a Mandatory Conversion will be deemed to have occurred if the volume weighted average price of Common Stock exceeds $37.50 for at least 10 trading days in a 20 consecutive day trading period, including each of the last 5 days of the 10 trading days when the threshold is achieved.

Finally, the Preferred Stock shall automatically convert into shares of Common Stock immediately prior to the consummation of a Fundamental Change (as defined below) if either (1) at consummation of the Fundamental Change, the price of the Common Stock exceeds the Conversion Threshold, or (2) the consideration payable in the Fundamental Change per share of Common Stock exceeds the Conversion Threshold and is payable in cash.

For purposes of the Preferred Stock, our Certificate of Designation defines a Fundamental Change as a transaction in which the Company consolidates with, or merges with or into, or enters into any other business combination with, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its and its subsidiaries’ assets to any person, or any person consolidates or combines with, or merges with or into, the Company, in which such consolidation, combination, or merger the outstanding voting capital stock of the Company is converted into or exchanged for cash, securities or other property; provided, however, for purposes of mandatory conversions, following such transaction the holders of Common Stock immediately prior to such transaction do not own more than 50% of the common equity of the company surviving such business combination transaction or to which such assets are transferred or do not own the common equity in the company surviving such business combination substantially in the same relative proportions as their respective interests in the Common Stock.

Upon any optional or mandatory conversion of the Preferred Stock that occurs on or prior to the three year anniversary of their initial issuance, holders of the Preferred Stock will be deemed to have (1) received dividends through the last payment of dividends prior to the conversion, including dividends received on prior dividends, to the extent accrued and not previously paid; and (2) dividends on the shares of Preferred Stock then outstanding and any shares deemed issued pursuant to the preceding clause accruing from the last dividend date preceding the date of the conversion through, but not including, the three year anniversary of their initial issuance, and all dividends on prior dividends. In respect of an optional or mandatory conversion occurring after the three year anniversary of their initial issuance, there shall be deemed to have been issued in respect of all shares of Preferred Stock at the time outstanding (1) dividends through the date of payment of the dividend immediately preceding the date of the conversion, including dividends on such dividends, to the extent accrued and not previously paid, and (2) dividends on (a) the shares of Preferred Stock at the time outstanding and (b) any shares of Preferred Stock deemed issued pursuant to the preceding clause (1) accruing from the date of payment of the dividend immediately preceding the conversion, through, but not including, the date of conversion and all dividends on such dividends.

There are no restrictions on the repurchase or redemption of the Preferred Stock while there is any arrearage in the payment of dividends.

The Preferred Stock votes with the Common Stock as a single class on an as-converted basis on all matters submitted to a vote of the holders of Common Stock with the exception of:

•	any issuance of Preferred Stock other than paid-in-kind dividends;

•	any increase in the authorized amount of the Preferred Stock;

•	the authorization of any class of equity ranking senior to or on par with the Preferred Equity;

•	any amendment to the terms of the Preferred Stock, which approval shall require the affirmative vote of 2/3 of the outstanding Preferred Equity;

•	any Fundamental Change requiring approval of the holders of Common Stock;

•	any liquidation or winding-up; and

•	authorization of dividends on Common Stock in excess of $100 million payable in any 12-month period.

On these matters, the holders of Preferred Stock are entitled to vote as a separate class with a majority vote required for approval.

Holders of Preferred Stock are also signatories to the Registration Rights Agreement described under “Certain Relationships and Related Party Transactions” above.

Other Preferred Stock

As of the date hereof, no other series of preferred stock is outstanding. Our Charter provides that our Board may, by resolution, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designations, dividend rates, liquidation and other rights, preferences and limitations (subject to the rights of the Preferred Stock) as may be fixed by them without further stockholder approval. The holders of our preferred stock may be entitled to preferences over common stockholders with respect to dividends, liquidation, dissolution or our winding up in such amounts as are established by the resolutions of our Board approving the issuance of such shares.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control without further action by the holders and may adversely affect voting and other rights of holders of our Securities. In addition, issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding shares of voting stock.

Series Common Stock

As of the date hereof, no series common stock is outstanding. Our Charter provides that our Board may, by resolution, establish one or more classes or series of common stock having the number of shares and relative voting rights, designations, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by them without further stockholder approval. The holders of our series common stock may be entitled to preferences over Common Stockholders and holders of preferred stock with respect to dividends, liquidation, dissolution or our winding up in such amounts as are established by the resolutions of our Board approving the issuance of such shares.

The issuance of series common stock may have the effect of delaying, deferring or preventing a change in control without further action by the holders and may adversely affect voting and other rights of holders of our Securities. In addition, issuance of series common stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding shares of voting stock.

Voting Rights

Subject to the Preferred Stock voting rights described above, and any other voting rights granted to preferred stock or series common stock that may be outstanding from time to time, each share of our Common Stock shall be entitled to one vote per share, in person or by proxy, on all matters submitted to a vote for our stockholders on which the holders of Common Stock are entitled to vote. Except as otherwise required in our Charter, Bylaws or by applicable law, the holders of voting stock shall vote together as one class on all matters submitted to a vote of stockholders generally. Our Charter and Bylaws do not provide for cumulative voting in connection with the election of directors, and accordingly, holders of more than 50% of the shares voting will be able to elect all of the directors. However, in a contested election, a plurality of the votes shall be enough to elect a director. The holders of a majority of our voting stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, constitute a quorum at all meetings of the stockholders for the transaction of business.

Dividend Rights

Subject to the Preferred Stock dividend rights described above, and any other dividend rights granted to preferred stock or series common stock that may be outstanding from time to time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock as may be declared thereon by our Board from time to time out of the assets or funds legally available. Before payment of any dividend, there may be set aside out of any funds available for dividends such sum or sums as the directors, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any Company property, or for such other purpose as the directors shall think conducive to the interests of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

No Preemptive Rights

No holder of our capital stock has any preemptive right to subscribe for any shares of our capital stock issued in the future.

Liquidation Rights

The holders of Common Stock shall be entitled to share ratably in the net assets remaining after payment of all liquidation preferences to the Preferred Stock as described above, and any other liquidation rights granted to preferred stock or series common stock that may be outstanding from time to time.

Anti-Takeover Provisions of Charter, Bylaws and DGCL

Preferred Stock and Series Common Stock

See above under “Preferred Stock” and “Series Common Stock.”

Special Meetings of Stockholders

Our Charter and Bylaws provide that special meetings of the stockholders may be called by our Chairman of the Board, Chief Executive Officer, President or the Board. A special meeting of stockholders shall also be called by our secretary upon the written request of stockholders entitled to cast at least 40% of all votes entitled to be cast at the special meeting.

Advance Notice of Stockholder Meetings

Notice of any annual or special meeting of stockholders, stating the place (if any), date and hour of the meeting shall be given to each stockholder entitled to notice of such meeting not less than ten nor more than sixty days before the date of such meeting.

Advance Notice for Nominations or Stockholder Proposals at Meetings

Our Bylaws also prescribe the procedure that a shareholder must follow to nominate directors or bring business before shareholders’ meetings.

Nominations of persons for election to the Board and the proposal of business at stockholder meetings may be made by (1) the Company, (2) the chairman of the Board, or (3) any stockholder entitled to vote and who makes the nomination or proposal pursuant to timely notice in proper written form to our secretary in compliance with the procedures set forth in the Bylaws. For a stockholder to nominate a candidate for director or to bring other business before a meeting, we must receive notice not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days from such anniversary date, notice by the stockholder must be so delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is made. Notice of a nomination for director must also include a description of various matters regarding the nominee and the shareholder giving notice, as set forth in the Bylaws.

In addition, our Bylaws permit a stockholder, or group of no more than 20 stockholders meeting specified eligibility requirements, to include director nominees in our proxy materials for annual meetings. In order to be eligible, stockholders must have owned 3% or more of the Company’s outstanding Common Stock continuously for at least three years. Requests to include stockholder-nominated candidates in our proxy materials must be delivered to us within the time periods applicable to stockholder notices of nominations as described in the preceding paragraph. The maximum number of stockholder nominated candidates is the greater of two directors or the largest whole number that does not exceed 20% of the number of directors in office as of last day on which a notice under these provisions is delivered. The Bylaws provide a process to determine which candidates under these provisions exceed the maximum permitted number. Each stockholder seeking to include a director nominee in our proxy materials pursuant to these provisions is required to provide certain information, as set forth in the Bylaws. A stockholder nominee must also meet certain eligibility requirements, as set forth in the Bylaws.

At a meeting of stockholders, only such business (other than the nomination of candidates for election as directors in accordance with the Bylaws) will be conducted or considered as is properly brought before the annual meeting or a special meeting as specified in the Bylaws.

Action by Written Consent

Our Charter prohibits action by written consent by stockholders.

Directors

The Board shall consist of at least three members and no more than 15, and may be fixed from time to time by a resolution adopted by the Board or by the stockholders. At present, the Board has nine members. Directors need not be stockholders but are subject to certain share ownership requirements as described in our Annual Report on Form 10-K for the year ended December 31, 2016, as amended on July 10, 2017 and August 14, 2017.

Each director to be elected by stockholders shall be elected by a majority vote of the stockholders, except that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of votes. There is no cumulative voting in the election of directors. Directors may be removed, with or without cause, by a majority vote of our voting stock.

All directors will be in one class and serve for a term ending at the annual meeting following the annual meeting at which the director was elected. Our current class of directors will be subject to reelection at our 2018 annual meeting.

The Board is authorized to adopt, amend, alter or repeal the Bylaws by the affirmative vote of a majority of the directors present at any regular or special meeting, subject to the power of the voting stock to adopt, amend, alter or repeal the Bylaws made by the Board. Notwithstanding anything in the Charter or Bylaws to the contrary, a vote of holders of 75% or more of the voting stock is required to adopt, amend, alter or repeal any provision inconsistent with the foregoing or the manner in which action may be taken by voting stock.

Limitations on Liability and Indemnification of Officers and Directors

The Company’s Charter and Bylaws provide for indemnification of officers and directors of the Company and certain other persons to the full extent permitted by law, as now in effect or later amended, against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

The Company may maintain insurance for the benefit of its directors, officers, employees, agents and certain other persons, insuring such persons against any expense, liability or loss, including liability under the securities laws. In addition, the Company has entered into indemnification agreements with our directors and executive officers that require us to indemnify these persons for claims made against each of these persons because he or she is, was or may be deemed to be a director, officer, employee or agent of the Company or any of our subsidiaries. We are obligated to pay the expenses of these persons in connection with any claims that are subject to the agreement.

Section 102 of the DGCL allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to the corporation, unless the court believes that in the light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Transfer Agent and Registrar

The transfer agent for our Securities is American Stock Transfer & Trust Company, LLC.

Listing of Our Common Stock

Our Common Stock is listed on the NYSE under the symbol “BTU.”

Listing of Our Preferred Stock

Our Preferred Stock is listed on the NYSE MKT under the symbol “BTUPR.”

PLAN OF DISTRIBUTION

The Securities offered by this prospectus may be sold or distributed from time to time by the selling stockholders, or by their pledgees, donees, partners, members, transferees or other successors, in any one or more of the following ways:

•	directly to one or more purchasers in privately negotiated transactions;

•	through underwriters, which may include, but not be limited to, Credit Suisse Securities (USA), LLC, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC;

•	through ordinary brokerage transactions, or other transactions involving brokers, dealers or agents;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act;

•	on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of the sale;

•	in the over-the-counter market;

•	through block trades (including crosses) in which the broker or dealer engaged to handle the block trade will attempt to sell the Securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through the writing of options (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through short sales;

•	in hedging transactions;

•	through the distribution by a selling stockholder to its partners, members or stockholders;

•	through a combination of any of the above methods of sale; or

•	by any other method permitted pursuant to applicable law.

In addition, one or more of the selling stockholders expects to transfer certain of the Securities to former holders of our Convertible Junior Subordinated Debentures due 2066, as contemplated by the Plan. Securities may also be exchanged pursuant to this prospectus for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

The prices at which the Securities offered by this prospectus are sold may include:

•	a fixed price or prices, which may be changed;

•	prevailing market prices at the time of sale;

•	prices related to prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	varying prices determined at the time of sale; or

•	negotiated prices.

At the time a particular offering of the Securities is made, a prospectus supplement, if required, will be distributed, which will set forth the names of the selling stockholders, the aggregate amount of Securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling stockholders, (3) any discounts, commissions or concessions allowed or re-allowed to be paid to broker-dealers, (4) any other offering expenses, (5) any securities exchanges on which the Securities may be listed, (6) the method of distribution of the Securities, (7) the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers, and (8) any other material information.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Securities, and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Securities from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee. The list of selling stockholders may similarly be amended to include any donee, transferee or other successor of the selling stockholders.

The selling stockholders and any broker-dealers or agents who participate in the distribution of Securities may be deemed to be “underwriters.” As a result, any profits on the sale of the Securities by selling stockholders and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. If the selling stockholders were deemed to be underwriters, the selling stockholders may be subject to certain statutory liabilities as underwriters under the Securities Act.

The Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters or dealers to purchase the Securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all of the offered Securities if any are purchased. Any public offering price and any discount or concession allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.

If Securities are sold through underwriters or broker-dealers, each selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions applicable to the sale of such selling stockholder’s Securities.

Each selling stockholder reserves the right to accept and, together with its agents, to reject, any proposed purchases of Securities to be made directly or through agents.

The selling stockholders and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of the Securities by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. All of the foregoing may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.

In order to comply with the securities laws of certain states, if applicable, the Securities may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Securities may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

We know of no existing arrangements between any selling stockholder, any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the Securities offered by this prospectus. To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the Securities by the selling stockholders. There can be no assurance that any selling stockholder will sell any or all of the Securities pursuant to this prospectus.

Pursuant to the Registration Rights Agreement, we are obligated to provide customary indemnification to the selling stockholders. In addition, we have agreed to pay all reasonable expenses incidental to the registration of the Securities, including the payment of federal securities law and state “blue sky” registration fees excluding underwriting discounts and commissions relating to the sale of Securities by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

This offering will terminate on the date that all of the Securities offered by this prospectus have been sold by the selling stockholders.

The selling stockholders may also sell Securities pursuant to Section 4(a)(7) of the Securities Act or Rule 144 under the Securities Act, or other exemption from registration under the Securities Act, rather than this prospectus, in each case if such exemption is available.

EXPERTS

The consolidated financial statements of Peabody Energy Corporation included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as amended on July 10, 2017 and August 14, 2017, including the schedule appearing therein, and the effectiveness of Peabody Energy Corporation’s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the Securities offered hereby will be passed upon for us by Jones Day.

PEABODY ENERGY CORPORATION

18,401,275 Shares of Series A Convertible Preferred Stock

58,199,110 Shares of Common Stock

36,118,277 Shares of Common Stock initially issuable upon the conversion of Series A Convertible Preferred Stock

PROSPECTUS

            , 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table shows the costs and expenses payable in connection with the offering and distribution of the Securities being registered.

	Amount
SEC registration fee	$297,881	*
Accounting fees and expenses		(1)
Printing and engraving expenses		(1)
FINRA filing fee	$225,500
Legal fees and expenses		(1)
Miscellaneous fees		(1)
Transfer Agent and Registrar Fees		(1)

Total		(1)

*	Previously paid.
(1)	Fees and expenses (other than the SEC registration fee previously paid in connection with the filing of this registration statement) will depend on the number and nature of any offerings of securities made pursuant to this registration statement, and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the distribution of securities being offered will be included in any applicable prospectus supplement.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Charter and Bylaws provide for indemnification of officers and directors of the Company and certain other persons to the full extent permitted by law, as now in effect or later amended, against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

The Company may maintain insurance for the benefit of its directors, officers, employees, agents and certain other persons, insuring such persons against any expense, liability or loss, including liability under the securities laws. In addition, the Company has entered into indemnification agreements with our directors and executive officers that require us to indemnify these persons for claims made against each of these persons because he or she is, was or may be deemed to be a director, officer, employee or agent of the Company or any of our subsidiaries. We are obligated to pay the expenses of these persons in connection with any claims that are subject to the agreement.

Section 102 of the DGCL allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (1) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (2) if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to the corporation, unless the court believes that in the light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Bankruptcy Related Sales

On the Effective Date, in connection with our emergence from the Chapter 11 Cases and in reliance on the exemption from the registration requirements of the Securities Act provided by Section 1145 of the Bankruptcy Code, we issued:

•	11,636,980 shares of Common Stock pursuant to the initial distribution of Common Stock to holders of Allowed Claims (as defined in the Plan) in Classes 2A, 2B, 2C, 2D and 5B on account of such claims as provided in the Plan; and

•	51,225,813 shares of Common Stock and approximately 2,915,990 warrants (the “1145 Warrants”) pursuant to the completed rights offering (the “Rights Offering”) to certain holders of the Company’s pre-petition indebtedness for total consideration of approximately $704 million.

Shares of Common Stock issued pursuant to the exercise of such 1145 Warrants were similarly issued pursuant to the exemption from registration provided by Section 1145 of the Bankruptcy Code.

In addition, on the Effective Date, in connection with the Company’s emergence from the Chapter 11 Cases and in reliance on the exemption from registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act, the Company issued:

•	29,999,999 shares of Preferred Stock to specified parties to the Private Placement Agreement, dated as of December 22, 2016 (as amended, the “Private Placement Agreement”), among the Company and the other parties thereto, for total consideration of $750 million;

•	3,319,641 shares of Common Stock and approximately 188,979 warrants (the “Private Warrants” and, together with 1145 Warrants, the “Warrants”) to specified parties to the Backstop Commitment Agreement, dated as of December 22, 2016 (as amended, the “Backstop Commitment Agreement”), among the Company and the other parties thereto, on account of their commitments under that agreement, for total consideration of $46 million of cash; and

•	4,799,813 shares of Common Stock and 3,105,000 Private Warrants to specified parties to the Private Placement Agreement and Backstop Commitment Agreement on account of commitment premiums contemplated by those agreements.

Pursuant to the Plan and Rights Offering, holders of Allowed Claims in Classes 2A, 2B, 2C, 2D and 5B were offered the opportunity to purchase up to 54,545,454 units, each unit being comprised of (1) one share of Common Stock and (2) a fraction of a Warrant. The purchase price for the units offered in the Rights Offering was $13.75 per unit. A total of 51,225,813 units were purchased in the Rights Offering. Pursuant to the Backstop Commitment Agreement, the remaining 3,319,641 units that were not purchased in the Rights Offering were purchased by the parties to the Backstop Commitment Agreement at the same per unit price.

Any shares of Common Stock issued pursuant to the conversion of the Preferred Stock will be issued pursuant to the exemption from registration provided by Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act. Shares issued pursuant to the exercise of the Private Warrants were similarly issued pursuant to the exemption from registration provided by Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act.

The securities issued in reliance on Section 4(a)(2) of the Securities Act are subject to restrictions on transfer unless otherwise registered under the Securities Act.

The net proceeds from the Common Stock, Preferred Stock, 1145 Warrants and Private Warrants issued for cash consideration were used, together with the proceeds from other financings and cash on hand, to fund the distributions provided for under the Plan and pay certain fees, commissions and related expenses.

Other Sales

On February 15, 2017, Peabody Securities Finance Corporation (the “Issuer”), a Delaware corporation and wholly owned subsidiary of the Company, completed a private placement of $500.0 million aggregate principal amount of 6.000% senior secured notes due 2022 (the “2022 Notes”) and $500.0 million aggregate principal amount of 6.375% senior secured notes due 2025 (together with the 2022 Notes, the “Notes”). The Notes were offered only to qualified institutional buyers (“QIBs”) as defined under Rule 144A of the Securities Act and non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act in a private transaction exempt from the registration requirements of the Securities Act. The Notes have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

On March 16, 2015, we completed a private placement of $1 billion aggregate principal amount of 10% Senior Secured Second Lien Notes due 2022 (the “2022 Notes”). The 2022 Notes were offered only to QIBS under Rule 144A and Non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act in a private transaction exempt from the registration requirements of the Securities Act. The 2022 Notes were canceled in connection with our emergence from the Chapter 11 Cases.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) The following Exhibits are filed as part of this Registration Statement unless otherwise indicated. All documents incorporated by reference below were filed pursuant to the Exchange Act by Peabody Energy Corporation, file number 001-16463, unless otherwise indicated.

The exhibits below are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit No.	Description of Exhibit
2.1	Order Confirming Debtors’ Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code on March 17, 2017 (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, filed March 20, 2017)

2.2	Debtor’s Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code as revised March 15, 2017 (incorporated by reference to Exhibit 2.2 of the Registrant’s Current Report on Form 8-K, filed March 20, 2017)

3.1	Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed April 3, 2017)

3.2	Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed April 3, 2017)

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 of the Registrant’s Current Report on Form 8-K, filed April 3, 2017)

4.1	Specimen of stock certificate representing the Registrant’s common stock, par value $0.01 per share (incorporated by reference to Exhibit 4.13 of the Registrant’s Registration Statement on Form S-1 (File No. 333-55412), filed February 12, 2001)

4.2†	Specimen of stock certificate representing the Registrant’s Series A Convertible Preferred Stock, $.01 par value

4.3	Indenture, dated as of February 15, 2017, between the Peabody Securities Finance Corporation (merged with and into the Registrant on April 3, 2017) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed February 15, 2017)

4.4	Warrant Agreement, dated as of April 3, 2017, between the Registrant and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed April 3, 2017)

4.5	First Supplemental Indenture, dated as of April 3, 2017, among the Registrant, Peabody Securities Finance Corporation, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K, filed April 3, 2017)

5.1††	Legal Opinion of Jones Day

10.1	Federal Coal Lease WYW0321779: North Antelope/Rochelle Mine (incorporated by reference to Exhibit 10.3 of the Registrant’s Registration Statement on Form S-4 (File No. 333-59073), filed July 14, 1998)

10.2	Federal Coal Lease WYW119554: North Antelope/Rochelle Mine (incorporated by reference to Exhibit 10.4 of the Registrant’s Registration Statement on Form S-4 (File No. 333-59073), filed July 14, 1998)

10.3	Federal Coal Lease WYW5036: Rawhide Mine (incorporated by reference to Exhibit 10.5 of the Registrant’s Registration Statement on Form S-4 (File No. 333-59073), filed July 14, 1998)

10.4	Federal Coal Lease WYW3397: Caballo Mine (incorporated by reference to Exhibit 10.6 of the Registrant’s Registration Statement on Form S-4 (File No. 333-59073), filed July 14, 1998)

10.5	Federal Coal Lease WYW83394: Caballo Mine (incorporated by reference to Exhibit 10.7 of the Registrant’s Registration Statement on Form S-4 (File No. 333-59073), filed July 14, 1998)

10.6	Federal Coal Lease WYW136142 (incorporated by reference to Exhibit 10.8 of Amendment No. 1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-59073), filed September 8, 1998)

10.7	Royalty Prepayment Agreement by and among Peabody Natural Resources Company, Gallo Finance Company and Chaco Energy Company, dated September 30, 1998 (incorporated by reference to Exhibit 10.9 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998)

10.8	Federal Coal Lease WYW154001: North Antelope Rochelle South (incorporated by reference to Exhibit 10.68 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004)

10.9	Federal Coal Lease WYW150210: North Antelope Rochelle Mine (incorporated by reference to Exhibit 10.8 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005)

10.10	Federal Coal Lease WYW151134 effective May 1, 2005: West Roundup (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005)

10.11	Federal Coal Lease Readjustment WYW78663: Caballo (incorporated by reference to Exhibit 10.24 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)

10.12	Transfer by Assignment and Assumption of Federal Coal Lease WYW172657: Caballo West (incorporated by reference to Exhibit 10.25 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)

10.13	Federal Coal Lease WYW176095: Porcupine South (incorporated by reference to Exhibit 10.26 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)

10.14	Federal Coal Lease WYW173408: North Porcupine (incorporated by reference to Exhibit 10.27 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)

10.15	Federal Coal Lease WYW172413: School Creek (incorporated by reference to Exhibit 10.28 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)

10.16*	Peabody Energy Corporation 2015 Amended and Restated Executive Severance Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed November 23, 2015)

10.17*	Form of Director and Executive Officer Indemnification Agreement between the Registrant and each of its directors and executive officers (incorporated by reference to Exhibit 10.93 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014)

10.18*	Peabody Investments Corp. Supplemental Employee Retirement Account (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007)

10.19	Receivables Purchase Facility Commitment Letter entered into as of January 27, 2017, by and among the Registrant, P&L Receivables Company, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed January 27, 2017)

10.20	Sixth Amended and Restated Receivables Purchase Agreement, dated as of April 3, 2017, by and among P&L Receivables Company, LLC, Peabody Energy Corporation, the various Sub-Servicers listed on the signature pages thereto, all Conduit Purchasers listed on the signature pages thereto, all Committed Purchasers listed on the signature pages thereto, all Purchaser Agents listed on the signature pages thereto, all LC Participants listed on the signature pages thereto, and PNC Bank, National Association, as Administrator and as LC Bank (incorporated by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K, filed April 3, 2017)

10.21	Fifth Amended and Restated Receivables Purchase Agreement, dated as of March 25, 2016, by and among P&L Receivables Company, LLC, Peabody Energy Corporation, the various Sub-Servicers listed on the signature pages thereto, all Conduit Purchasers listed on the signature pages thereto, all Committed Purchasers listed on the signature pages thereto, all Purchaser Agents listed on the signature pages thereto, all LC Participants listed on the signature pages thereto, and PNC Bank, National Association, as Administrator and as LC Bank (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed March 31, 2016)

10.22	First Amendment to the Fifth Amended and Restated Receivables Purchase Agreement, dated as of April 12, 2016, by and among P&L Receivables Company, LLC, Peabody Energy Corporation, the various Sub-Servicers listed on the signature pages thereto, and PNC Bank, National Association, as Administrator and as the Sole Purchaser, Committed Purchaser, LC Bank and LC Participant (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed April 13, 2016)

10.23	Second Amendment to the Fifth Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2016, by and among Peabody Energy Corporation, P&L Receivables Company, LLC, the various Sub-Servicers listed on the signature pages thereto, and PNC Bank, National Association, as Administrator and as the Sole Purchaser, Committed Purchaser, LC Bank and LC Participant (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed April 22, 2016)

10.24	Superpriority Secured Debtor-In-Possession Credit Agreement, dated as of April 18, 2016, by and among Peabody Energy Corporation, the guarantors party thereto, the lenders party thereto and Citibank, N.A. as Administrative Agent and L/C Issuer (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, filed April 22, 2016)

10.25	Amendment No. 1 to Superpriority Secured Debtor-in-Possession Credit Agreement, dated as of May 9, 2016, by and among Peabody Energy Corporation, the guarantors party thereto, the lenders party thereto and Citibank, N.A. as Administrative Agent (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed May 24, 2016)

10.26	Amendment No. 2 to Superpriority Secured Debtor-in-Possession Credit Agreement, dated as of May 18, 2016, by and among Peabody Energy Corporation, the guarantors party thereto, the lenders party thereto, the issuing bank party thereto, and Citibank, N.A. as Administrative Agent (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, filed May 24, 2016)

10.27	Amendment No. 4 to the Superpriority Secured Debtor-In-Possession Credit Agreement, dated as of October 11, 2016, by and among Peabody Energy Corporation, Peabody Global Funding, LLC (f/k/a Global Center for Energy and Human Development, LLC) and certain Debtors parties thereto as guarantors, the lenders party thereto and Citibank, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed October 14, 2016)

10.28	Amendment No. 5 to Superpriority Secured Debtor-In-Possession Credit Agreement, by and among Peabody Energy Corporation, Peabody Global Funding, LLC (f/k/a Global Center for Energy and Human Development, LLC) and certain Debtors parties thereto as guarantors, the lenders party thereto and Citibank, N.A., as administrative agent (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed November 23, 2016)

10.29	Amendment No. 6 to Superpriority Secured Debtor-In-Possession Credit Agreement, by and among Peabody Energy Corporation, Peabody Global Funding, LLC and certain Debtors parties thereto as guarantors, the lenders party thereto and Citibank, N.A., as administrative agent (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed December 14, 2016)

10.30	Plan Support Agreement entered into as of December 22, 2016 by and among the Registrant and certain other parties thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed December 23, 2016)

10.31	Private Placement Agreement entered into as of December 22, 2016 by and among the Registrant and certain of its creditors party thereto (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed December 23, 2016)

10.32	Amendment to Private Placement Agreement entered into as of December 28, 2016 by and among the Registrant and certain of its creditors party thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed December 30, 2016)

10.33	Amendment to Private Placement Agreement entered into as of February 8, 2017 by and among the Registrant and certain of its creditors party thereto (incorporated by reference to Exhibit 10.127 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016)

10.34	Backstop Commitment Agreement entered into as of December 23, 2016 by and among the Registrant and certain of its creditors party thereto (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed December 23, 2016)

10.35	Amendment to Backstop Commitment Agreement entered into as of December 28, 2016 by and among the Registrant and certain of its creditors party thereto (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed December 30, 2016)

10.36	Share Sale and Purchase Agreement entered into as of November 3, 2016 by and among Peabody Australia Mining Pty Ltd, Peabody Energy Australia Pty Ltd, South32 Aluminium (Holdings) Pty Ltd, and South32 Treasury Limited (incorporated by reference to Exhibit 10.124 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016)

10.37	Exit Facility Commitment Letter entered into as of January 11, 2017, by and among the Registrant, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Credit Suisse AG, Credit Suisse Securities (USA) LLC, Macquarie Capital Funding LLC and Macquarie Capital (USA) Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on January 12, 2017)

10.38	Credit Agreement dated as of April 3, 2017, among the Registrant, as Borrower, Goldman Sachs Bank USA, as Administrative Agent, and the other lenders party thereto (incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K, filed April 3, 2017)

10.39	Notice Letter and Term Sheet dated as of February 15, 2017, for Amendments to the Receivables Purchase Facility Commitment Letter entered into as of January 27, 2017, by and among the Registrant, P&L Receivables Company, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.128 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016)

10.40*	Peabody Energy Corporation 2017 Incentive Plan (incorporated by reference to Exhibit 4.6 of the Registrant’s Registration Statement on Form S-8 (File No. 333-217107), filed April 3, 2017)

10.41	Registration Rights Agreement, dated as of April 3. 2017, among the Registrant and the stockholders party thereto (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed April 3, 2017)

10.42*	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.9 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017)

10.43*	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.7 of the Registrant’s Current Report on Form 8-K, filed April 3, 2017)

10.44*	Form of Restrictive Covenant Agreement under the Peabody Energy Corporation 2017 Incentive Plan (incorporated by reference to Exhibit 10.8 of the Registrant’s Current Report on Form 8-K, filed April 3, 2017)

10.45*	Peabody Energy Corporation 2015 Long-Term Incentive Plan (incorporated by reference to Appendix B of the Registrant’s Definitive Proxy Statement, filed March 24, 2015)

10.46*	Form of Service-Based Cash Award Agreement under the Registrant’s 2015 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.71 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015)

10.47*	Form of Service-Based Cash Award Agreement under the Registrant’s 2015 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.72 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015)

10.48*	Form of Restrictive Covenant Agreement under the Registrant’s 2015 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.75 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015)

10.49*	Form of Restrictive Covenant Agreement under the Registrant’s 2015 Long-Term Incentive Plan (Australia) (incorporated by reference to Exhibit 10.76 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015)

10.50*	Restrictive Covenant Agreement entered into as of August 21, 2013, by and between Peabody Energy Corporation and Glenn L. Kellow (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed August 27, 2013)

10.51	Form of Deferred Stock Unit Agreement under the Peabody Energy Corporation 2017 Incentive Plan (incorporated by reference to Exhibit 10.12 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017)

10.52	First Amendment to the Sixth Amended and Restated Receivables Purchase Agreement, dated as of June 30, 2017, by and among P&L Receivables Company, LLC, Peabody Energy Corporation, the various parties identified on the signature pages thereto as Sub-Servicers, Metropolitan Collieries Pty Ltd, and PNC Bank, National Association, as Administrator and as the sole Purchaser Agent, Committed Purchaser, LC Bank and LC Participant on the date thereof (incorporated by reference to Exhibit 10.9 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017)

10.53	Settlement Agreement, dated as of March 13, 2017, by and among the Registrant, certain subsidiaries of the Registrant, and the United Mine Workers of America 1974 Pension Plan and Trust (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed March 17, 2017)

12.1	Computation of Ratio of Earnings to Fixed Charges for each of the years in the five-year period ended December 31, 2016 (incorporated by reference to Exhibit 12.1 to the Registrant’s Current Report on Form 8-K, filed April 11, 2017 and as amended by Amendment No. 1, filed on May 26, 2017)

21†	List of Subsidiaries

23.1††	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2††	Consent of Jones Day (included in Exhibit 5.1)

24.1†	Powers of Attorney (included on signature page)

*	Indicates Management Compensatory Plan, Contract or Arrangement.
†	Previously Filed.
††	Filed herewith.

(b) Financial Statement Schedules.

Schedules have been omitted because the information set forth therein is not material, not applicable or is included in the financial statements or related notes of the prospectus which forms a part of this registration statement.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use

5.	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

6.	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, Missouri, on the 14th day of August, 2017.

PEABODY ENERGY CORPORATION

By:	/s/ Amy B. Schwetz
Name:	Amy B. Schwetz
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Glenn L. Kellow	President, Chief Executive Officer and Director (Principal Executive Officer)	August 14, 2017

/s/ Amy B. Schwetz Amy B. Schwetz	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 14, 2017

* Nicholas J. Chirekos	Director	August 14, 2017

* Stephen E. Gorman	Director	August 14, 2017

* Joe W. Laymon	Director	August 14, 2017

* Teresa S. Madden	Director	August 14, 2017

* Robert A. Malone	Director	August 14, 2017

* Kenneth W. Moore	Director	August 14, 2017

* Michael W. Sutherlin	Director	August 14, 2017

* Shaun A. Usmar	Director	August 14, 2017

* By:	/s/ Amy B. Schwetz
Amy B. Schwetz
Attorney-in-fact

Exhibit Index

Except as otherwise indicated below, the following exhibits are filed herewith or incorporated by reference herein.

Exhibit No.	Description of Exhibit
2.1	Order Confirming Debtors’ Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code on March 17, 2017 (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, filed March 20, 2017)

2.2	Debtor’s Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code as revised March 15, 2017 (incorporated by reference to Exhibit 2.2 of the Registrant’s Current Report on Form 8-K, filed March 20, 2017)

3.1	Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed April 3, 2017)

3.2	Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed April 3, 2017)

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 of the Registrant’s Current Report on Form 8-K, filed April 3, 2017)

4.1	Specimen of stock certificate representing the Registrant’s common stock, par value $0.01 per share (incorporated by reference to Exhibit 4.13 of the Registrant’s Registration Statement on Form S-1 (File No. 333-55412), filed February 12, 2001)

4.2†	Specimen of stock certificate representing the Registrant’s Series A Convertible Preferred Stock, $.01 par value

4.3	Indenture, dated as of February 15, 2017, between the Peabody Securities Finance Corporation (merged with and into the Registrant on April 3, 2017) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed February 15, 2017)

4.4	Warrant Agreement, dated as of April 3, 2017, between the Registrant and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed April 3, 2017)

4.5	First Supplemental Indenture, dated as of April 3, 2017, among the Registrant, Peabody Securities Finance Corporation, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K, filed April 3, 2017)

5.1††	Legal Opinion of Jones Day

10.1	Federal Coal Lease WYW0321779: North Antelope/Rochelle Mine (incorporated by reference to Exhibit 10.3 of the Registrant’s Registration Statement on Form S-4 (File No. 333-5907), filed July 14, 1998)

10.2	Federal Coal Lease WYW119554: North Antelope/Rochelle Mine (incorporated by reference to Exhibit 10.4 of the Registrant’s Registration Statement on Form S-4 (File No. 333-59073), filed July 14, 1998)

10.3	Federal Coal Lease WYW5036: Rawhide Mine (incorporated by reference to Exhibit 10.5 of the Registrant’s Registration Statement on Form S-4 (File No. 333-59073), filed July 14, 1998)

10.4	Federal Coal Lease WYW3397: Caballo Mine (incorporated by reference to Exhibit 10.6 of the Registrant’s Registration Statement on Form S-4 (File No. 333-59073), filed July 14, 1998)

Exhibit No.	Description of Exhibit

10.5	Federal Coal Lease WYW83394: Caballo Mine (incorporated by reference to Exhibit 10.7 of the Registrant’s Registration Statement on Form S-4 (File No. 333-59073), filed July 14, 1998)

10.6	Federal Coal Lease WYW136142 (incorporated by reference to Exhibit 10.8 of Amendment No. 1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-59073), filed September 8, 1998)

10.7	Royalty Prepayment Agreement by and among Peabody Natural Resources Company, Gallo Finance Company and Chaco Energy Company, dated September 30, 1998 (incorporated by reference to Exhibit 10.9 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998)

10.8	Federal Coal Lease WYW154001: North Antelope Rochelle South (incorporated by reference to Exhibit 10.68 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004)

10.9	Federal Coal Lease WYW150210: North Antelope Rochelle Mine (incorporated by reference to Exhibit 10.8 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005)

10.10	Federal Coal Lease WYW151134 effective May 1, 2005: West Roundup (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005)

10.11	Federal Coal Lease Readjustment WYW78663: Caballo (incorporated by reference to Exhibit 10.24 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)

10.12	Transfer by Assignment and Assumption of Federal Coal Lease WYW172657: Caballo West (incorporated by reference to Exhibit 10.25 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)

10.13	Federal Coal Lease WYW176095: Porcupine South (incorporated by reference to Exhibit 10.26 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)

10.14	Federal Coal Lease WYW173408: North Porcupine (incorporated by reference to Exhibit 10.27 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)

10.15	Federal Coal Lease WYW172413: School Creek (incorporated by reference to Exhibit 10.28 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012)

10.16*	Peabody Energy Corporation 2015 Amended and Restated Executive Severance Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed November 23, 2015)

10.17*	Form of Director and Executive Officer Indemnification Agreement between the Registrant and each of its directors and executive officers (incorporated by reference to Exhibit 10.93 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014)

10.18*	Peabody Investments Corp. Supplemental Employee Retirement Account (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007)

10.19	Receivables Purchase Facility Commitment Letter entered into as of January 27, 2017, by and among the Registrant, P&L Receivables Company, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed January 27, 2017)

Exhibit No.	Description of Exhibit

10.20	Sixth Amended and Restated Receivables Purchase Agreement, dated as of April 3, 2017, by and among P&L Receivables Company, LLC, Peabody Energy Corporation, the various Sub-Servicers listed on the signature pages thereto, all Conduit Purchasers listed on the signature pages thereto, all Committed Purchasers listed on the signature pages thereto, all Purchaser Agents listed on the signature pages thereto, all LC Participants listed on the signature pages thereto, and PNC Bank, National Association, as Administrator and as LC Bank (incorporated by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K, filed April 3, 2017)

10.21	Fifth Amended and Restated Receivables Purchase Agreement, dated as of March 25, 2016, by and among P&L Receivables Company, LLC, Peabody Energy Corporation, the various Sub-Servicers listed on the signature pages thereto, all Conduit Purchasers listed on the signature pages thereto, all Committed Purchasers listed on the signature pages thereto, all Purchaser Agents listed on the signature pages thereto, all LC Participants listed on the signature pages thereto, and PNC Bank, National Association, as Administrator and as LC Bank (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed March 31, 2016)

10.22	First Amendment to the Fifth Amended and Restated Receivables Purchase Agreement, dated as of April 12, 2016, by and among P&L Receivables Company, LLC, Peabody Energy Corporation, the various Sub-Servicers listed on the signature pages thereto, and PNC Bank, National Association, as Administrator and as the Sole Purchaser, Committed Purchaser, LC Bank and LC Participant (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed April 13, 2016)

10.23	Second Amendment to the Fifth Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2016, by and among Peabody Energy Corporation, P&L Receivables Company, LLC, the various Sub-Servicers listed on the signature pages thereto, and PNC Bank, National Association, as Administrator and as the Sole Purchaser, Committed Purchaser, LC Bank and LC Participant (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed April 22, 2016)

10.24	Superpriority Secured Debtor-In-Possession Credit Agreement, dated as of April 18, 2016, by and among Peabody Energy Corporation, the guarantors party thereto, the lenders party thereto and Citibank, N.A. as Administrative Agent and L/C Issuer (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, filed April 22, 2016)

10.25	Amendment No. 1 to Superpriority Secured Debtor-in-Possession Credit Agreement, dated as of May 9, 2016, by and among Peabody Energy Corporation, the guarantors party thereto, the lenders party thereto and Citibank, N.A. as Administrative Agent (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed May 24, 2016)

10.26	Amendment No. 2 to Superpriority Secured Debtor-in-Possession Credit Agreement, dated as of May 18, 2016, by and among Peabody Energy Corporation, the guarantors party thereto, the lenders party thereto, the issuing bank party thereto, and Citibank, N.A. as Administrative Agent (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, filed May 24, 2016)

10.27	Amendment No. 4 to the Superpriority Secured Debtor-In-Possession Credit Agreement, dated as of October 11, 2016, by and among Peabody Energy Corporation, Peabody Global Funding, LLC (f/k/a Global Center for Energy and Human Development, LLC) and certain Debtors parties thereto as guarantors, the lenders party thereto and Citibank, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed October 14, 2016)

Exhibit No.	Description of Exhibit

10.28	Amendment No. 5 to Superpriority Secured Debtor-In-Possession Credit Agreement, by and among Peabody Energy Corporation, Peabody Global Funding, LLC (f/k/a Global Center for Energy and Human Development, LLC) and certain Debtors parties thereto as guarantors, the lenders party thereto and Citibank, N.A., as administrative agent (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed November 23, 2016)

10.29	Amendment No. 6 to Superpriority Secured Debtor-In-Possession Credit Agreement, by and among Peabody Energy Corporation, Peabody Global Funding, LLC and certain Debtors parties thereto as guarantors, the lenders party thereto and Citibank, N.A., as administrative agent (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed December 14, 2016)

10.30	Plan Support Agreement entered into as of December 22, 2016 by and among the Registrant and certain other parties thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed December 23, 2016)

10.31	Private Placement Agreement entered into as of December 22, 2016 by and among the Registrant and certain of its creditors party thereto (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed December 23, 2016)

10.32	Amendment to Private Placement Agreement entered into as of December 28, 2016 by and among the Registrant and certain of its creditors party thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed December 30, 2016)

10.33	Amendment to Private Placement Agreement entered into as of February 8, 2017 by and among the Registrant and certain of its creditors party thereto (incorporated by reference to Exhibit 10.127 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016)

10.34	Backstop Commitment Agreement entered into as of December 23, 2016 by and among the Registrant and certain of its creditors party thereto (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed December 23, 2016)

10.35	Amendment to Backstop Commitment Agreement entered into as of December 28, 2016 by and among the Registrant and certain of its creditors party thereto (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed December 30, 2016)

10.36	Share Sale and Purchase Agreement entered into as of November 3, 2016 by and among Peabody Australia Mining Pty Ltd, Peabody Energy Australia Pty Ltd, South32 Aluminium (Holdings) Pty Ltd, and South32 Treasury Limited (incorporated by reference to Exhibit 10.124 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016)

10.37	Exit Facility Commitment Letter entered into as of January 11, 2017, by and among the Registrant, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Credit Suisse AG, Credit Suisse Securities (USA) LLC, Macquarie Capital Funding LLC and Macquarie Capital (USA) Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on January 12, 2017)

10.38	Credit Agreement dated as of April 3, 2017, among the Registrant, as Borrower, Goldman Sachs Bank USA, as Administrative Agent, and the other lenders party thereto (incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K, filed April 3, 2017)

10.39	Notice Letter and Term Sheet dated as of February 15, 2017, for Amendments to the Receivables Purchase Facility Commitment Letter entered into as of January 27, 2017, by and among the Registrant, P&L Receivables Company, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.128 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016)

Exhibit No.	Description of Exhibit

10.40*	Peabody Energy Corporation 2017 Incentive Plan (incorporated by reference to Exhibit 4.6 of the Registrant’s Registration Statement on Form S-8 (File No. 333-217107), filed April 3, 2017)

10.41	Registration Rights Agreement, dated as of April 3. 2017, among the Registrant and the stockholders party thereto (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed April 3, 2017)

10.42*	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.9 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017)

10.43*	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.7 of the Registrant’s Current Report on Form 8-K, filed April 3, 2017)

10.44*	Form of Restrictive Covenant Agreement under the Peabody Energy Corporation 2017 Incentive Plan (incorporated by reference to Exhibit 10.8 of the Registrant’s Current Report on Form 8-K, filed April 3, 2017)

10.45*	Peabody Energy Corporation 2015 Long-Term Incentive Plan (incorporated by reference to Appendix B of the Registrant’s Definitive Proxy Statement, filed March 24, 2015)

10.46*	Form of Service-Based Cash Award Agreement under the Registrant’s 2015 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.71 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015)

10.47*	Form of Service-Based Cash Award Agreement under the Registrant’s 2015 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.72 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015)

10.48*	Form of Restrictive Covenant Agreement under the Registrant’s 2015 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.75 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015)

10.49*	Form of Restrictive Covenant Agreement under the Registrant’s 2015 Long-Term Incentive Plan (Australia) (incorporated by reference to Exhibit 10.76 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015)

10.50*	Restrictive Covenant Agreement entered into as of August 21, 2013, by and between Peabody Energy Corporation and Glenn L. Kellow (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed August 27, 2013)

10.51	Form of Deferred Stock Unit Agreement under the Peabody Energy Corporation 2017 Incentive Plan (incorporated by reference to Exhibit 10.12 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017)

10.52	First Amendment to the Sixth Amended and Restated Receivables Purchase Agreement, dated as of June 30, 2017, by and among P&L Receivables Company, LLC, Peabody Energy Corporation, the various parties identified on the signature pages thereto as Sub-Servicers, Metropolitan Collieries Pty Ltd, and PNC Bank, National Association, as Administrator and as the sole Purchaser Agent, Committed Purchaser, LC Bank and LC Participant on the date thereof (incorporated by reference to Exhibit 10.9 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017)

10.53	Settlement Agreement, dated as of March 13, 2017, by and among the Registrant, certain subsidiaries of the Registrant, and the United Mine Workers of America 1974 Pension Plan and Trust (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed March 17, 2017)

Exhibit No.	Description of Exhibit

12.1	Computation of Ratio of Earnings to Fixed Charges for each of the years in the five-year period ended December 31, 2016 (incorporated by reference to Exhibit 12.1 to the Registrant’s Current Report on Form 8-K, filed April 11, 2017 and as amended by Amendment No. 1, filed on May 26, 2017)

21†	List of Subsidiaries

23.1††	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2††	Consent of Jones Day (included in Exhibit 5.1)

24.1†	Powers of Attorney (included on signature page)

*	Indicates Management Compensatory Plan, Contract or Arrangement.
†	Previously filed.
††	Filed herewith.